Exhibit 2



 ______________________________________________________________________________







                          AGREEMENT AND PLAN OF MERGER


                           Dated as of March 16, 1999


                                     Between

                              MOTOR CLUB OF AMERICA

                                       And

                          NORTH EAST INSURANCE COMPANY







 ______________________________________________________________________________

                                TABLE OF CONTENTS

Article and Section                                                         Page

ARTICLE I      The Merger....................................................-7-

     1.01      The Merger....................................................-7-
     1.02      Closing.......................................................-7-
     1.03      Effective Time of the Merger..................................-7-
     1.04      Effects of the Merger.........................................-7-
     1.05      Articles of Incorporation; By-Laws............................-7-
     1.06      Directors.....................................................-7-
     1.07      Officers......................................................-8-

ARTICLE II     Effect of the Merger on the Capital Stock of the
               Constituent Corporations......................................-8-

     2.01      Effect on Capital Stock.......................................-8-
               (a)  Common Stock of Sub......................................-8-
               (b)  Cancellation of Treasury Stock and Parent-Owned
                    Company Common Stock.....................................-8-
               (c)  Conversion of Company Common Stock.......................-8-
               (d)  Cancellation and Retirement of Company Common Stock......-9-
               (e)  Election Procedures......................................-9-
               (f)  Pro Rata Selection Process..............................-11-
               (g)  Dissenting Shares.......................................-11-
     2.02      Effect on Stock Plans and Company Stock Options..............-12-
     2.03      Exchange of Certificates; Settlement of Company
               Stock Options................................................-13-
     2.04      Fractional Shares............................................-15-

ARTICLE III    Representations and Warranties...............................-15-

     3.01      Representations and Warranties of the Company................-15-
              (a)   Organization, Standing and Corporate Power..............-15-
              (b)   Subsidiaries............................................-15-
              (c)   Authority to Conduct Insurance Business.................-15-
              (d)   Capital Structure.......................................-16-
              (e)   Duly Authorized; No Violation...........................-16-
              (f)   Consents and Approvals..................................-17-
              (g)   SEC Filings.............................................-17-
              (h)   Other Regulatory Filings; Deficiencies..................-18-
              (i)   SEC Financial Statements................................-18-
              (j)   Other Financial Statements..............................-19-
              (k)   Information Supplied....................................-20-
              (l)   Litigation; Labor Matters...............................-20-
              (m)   Absence of Changes in Employee Benefit Plans............-21-
              (n)   ERISA Plans.............................................-21-

              (o)   Certain Employee Payments...............................-22-
              (p)   Tax Returns and Tax Payments............................-23-
              (q)   Section 611-A of the MBCA Not Applicable................-23-
              (r)   Contracts...............................................-24-
              (s)   Compliance with Other Instruments and Laws..............-25-
              (t)   Absence of Certain Changes..............................-25-
              (u)   Insurance Policies......................................-26-
              (v)   Bank Accounts...........................................-26-
              (w)   Employees...............................................-26-
              (x)   Surplus Relief..........................................-26-
              (y)   Insurance Issued by Company and Subsidiaries............-26-
              (z)   Computer Equipment and Programs.........................-27-
              (aa)  Books and Records.......................................-28-
              (bb)  No Investment Company...................................-28-
              (cc)  Investment Portfolio....................................-28-
              (dd)  Discussions with Regulators.............................-28-
              (ee)  Brokers.................................................-28-
              (ff)  Opinion of Financial Advisor............................-28-
              (gg)  Board Recommendation....................................-28-
              (hh)  Required Company Vote...................................-29-
              (ii)  Properties..............................................-29-
              (jj)  Trademarks and Related Contracts........................-29-
              (kk)  Transactions with Affiliates............................-29-
     3.02     Representations and Warranties of Parent and Sub..............-30-
              (a)   Organization, Standing and Corporate Power;
                    Authority to Conduct Insurance Business.................-30-
              (b)   Subsidiaries............................................-30-
              (c)   Capital Structure.......................................-30-
              (d)   Duly Authorized; No Violation...........................-31-
              (e)   Consents and Approvals..................................-31-
              (f)   SEC Filings.............................................-32-
              (g)   Other Regulatory Filings; Deficiencies..................-32-
              (h)   SEC Financial Statements; Undisclosed Liabilities.......-32-
              (i)   Other Financial Statements..............................-33-
              (j)   Information Supplied....................................-34-
              (k)   Absence of Certain Changes or Events....................-34-
              (l)   Brokers.................................................-35-
              (m)   Opinion of Financial Advisor............................-35-
              (n)   Required Parent Stockholder Vote........................-35-
              (o)   Interim Operations of Sub...............................-35-
              (p)   Board Recommendation....................................-35-
              (q)   Tax Returns and Tax Payments............................-35-
              (r)   Litigation, Compliance With Law.........................-35-
              (s)   Material Contract Defaults..............................-36-
              (t)   Assets..................................................-36-
              (u)   Trademarks and Related Contracts........................-36-
              (v)   Financial Capacity......................................-36-

     3.03     Continuing Disclosure.........................................-36-

ARTICLE IV    Covenants Relating to Conduct of Business Prior to Merger.....-36-

     4.01     As to the Company.............................................-36-
              (a)   Conduct of Business by the Company......................-36-
              (b)   Changes in Employment Arrangements......................-39-
              (c)   Severance...............................................-39-
              (d)   Transition..............................................-39-
      4.02    Conduct of Business of Parent.................................-39-

ARTICLE V     Additional Agreements.........................................-40-

     5.01     Preparation of Form S-4 and the Joint Proxy Statement;
              Stockholder Meetings..........................................-40-
     5.02     Letter of the Company's Accountants...........................-41-
     5.03     Letter of Parent's Accountants................................-41-
     5.04     Access to Information, Confidentiality........................-42-
     5.05     Reasonable Best Efforts.......................................-42-
     5.06     Fees and Expenses; Certain Payments Upon Termination..........-43-
     5.07     Public Announcements..........................................-44-
     5.08     Insider Trading...............................................-44-
     5.09     Stock Exchange Listing........................................-44-
     5.10     Certain Provisions............................................-44-
     5.11     No Solicitation...............................................-45-
     5.12     Maintenance of Benefit Plans..................................-46-

ARTICLE VI    Conditions Precedent..........................................-46-

     6.01     Conditions to Each Party's Obligation To Effect the Merger....-46-
              (a)   Company Stockholder Approval............................-46-
              (b)   Parent Stockholder Approval.............................-46-
              (c)   NASDAQ Listing..........................................-46-
              (d)   No Injunctions or Restraints............................-46-
              (e)   Form S-4................................................-46-
              (f)   Due Organization of Sub; Approval of Merger.............-46-
     6.02     Conditions to Obligations of Parent and Sub...................-46-
              (a)   Representations and Warranties..........................-47-
              (b)   Performance of Obligations of the Company...............-47-
              (c)   Authorization...........................................-47-
              (d)   Approval and Consents...................................-47-
              (e)   No Litigation...........................................-47-
              (f)   Legal Opinion...........................................-48-
              (g)   No Adverse Change.......................................-48-
              (h)   Clerk's Certificates....................................-48-
     6.03  Conditions to Obligation of the Company..........................-48-
              (a)   Representations and Warranties..........................-48-
              (b)   Performance of Obligations of Parent and Sub............-49-

              (c)   No Litigation...........................................-49-
              (d)   Approvals and Consents..................................-49-
              (e)   Legal Opinion...........................................-49-
              (f)   Authorization...........................................-49-
              (g)   Deposit with Exchange Agent.............................-49-
              (h)   Secretary's Certificates................................-49-
              (i)   No Adverse Change.......................................-50-
ARTICLE VII   Termination, Amendment and Waiver.............................-50-

     7.01     Termination...................................................-50-
     7.02     Effect of Termination.........................................-52-
     7.03     Amendment.....................................................-52-
     7.04     Extension: Waiver.............................................-52-
     7.05     Procedure for Termination.  Amendment, Extension or Waiver....-52-

ARTICLE VIII  General Provisions............................................-53-

     8.01     Nonsurvival of Representations and Warranties.................-53-
     8.02     Notices.......................................................-53-
     8.03     Definitions...................................................-54-
     8.04     Interpretation................................................-54-
     8.05     Counterparts..................................................-54-
     8.06     Entire Agreement, No Third-Party Beneficiaries................-54-
     8.07     Governing Law.................................................-55-
     8.08     Assignment....................................................-55-
     8.09     Enforcement: Jurisdiction.....................................-55-
     8.10     Severability..................................................-55-


EXHIBITS

         Exhibit A  Plan of Merger
         Exhibit B  Resolutions of the Company's Board of Directors
                    re: Directors' Stock Options

     AGREEMENT AND PLAN OF MERGER made as of March 16, 1999 among MOTOR CLUB OF AMERICA, a New Jersey corporation ("Parent"), and NORTH EAST INSURANCE COMPANY, a Maine corporation (the "Company").

                                   WITNESSETH:

          WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the merger of a wholly owned subsidiary of Parent, to be incorporated under the laws of the State Maine ("Sub") (or, at the election of Parent as set forth in Section 1.01 hereof, a wholly owned subsidiary of Parent other than Sub) with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be fair to and in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger, pursuant to which: (a) each share of common stock, par value $1.00 per share, of the Company issued and outstanding immediately prior to the Effective Time of the Merger (as defined in Section
1.03 hereof) (other than shares of such common stock owned, directly or indirectly, by the Company or any wholly owned subsidiary of the Company, or held by the Company as treasury shares, or owned by Parent, Sub or any other subsidiary of Parent) (the "Company Common Stock") will, at the individual election of each holder of shares of such Company Common Stock (each, a "Company Shareholder"), be converted into the right to receive, in exchange for the shares of Company Common Stock then held by the Company Shareholder: (i) $3.30 in cash per share of Company Common Stock, or (ii) .19048 of a share of the common stock, par value $.50 per share, of Parent (the "Parent Common Stock"), or (iii) a combination of (i) and (ii) above, subject to proration pursuant to
Section 2.01(f) hereof in the event the Company Shareholders elect to receive more than 290,389 shares of Parent Common Stock; and (b) except as otherwise provided herein, each option to purchase shares of Company Common Stock (each, a "Company Stock Option" and collectively the "Company Stock Options") outstanding but unexercised immediately prior to the Effective Time of the Merger will be converted into the right to receive from Parent payment of the excess, if any, of the Per Share Cash Consideration (as defined in Section 2.01(c) hereof) over the per share exercise price for each Company Option; and

          WHEREAS, the affirmative vote of at least three-fourths of the outstanding shares of the Company Common Stock is required for the approval of the Merger and this Agreement (the "Company Stockholder Approval"); and

          WHEREAS,   the  affirmative  vote  of  at  least  a  majority  of  the outstanding shares present of Parent Common Stock shall be required for the approval of the Merger and this Agreement (the "Parent Stockholder Approval");and

          WHEREAS,   Parent,   Sub  and  the  Company  desire  to  make  certain
representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.


          NOW,   THEREFORE,   in  consideration  of  the  premises  and  of  the
representations,   warranties,   covenants  and  agreements  contained  in  this
Agreement, the parties agree as follows:

                                    ARTICLE I

                                   The Merger

          SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Maine Business Corporation Act (the "MBCA"), Sub shall be merged with and into the Company at the Effective Time of the Merger. Upon the Effective Time of the Merger, the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation"). Subject to any applicable requirements of the MBCA: (i) at the election of Parent, any wholly owned subsidiary of Parent other than Sub may be substituted for Sub as a constituent corporation in the Merger; and (ii) in the event that Parent notifies the Company that it desires to substitute such a subsidiary, the parties agree to amend this Agreement so that such substituted subsidiary shall become a signatory hereto as "Sub."

          SECTION 1.02 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.01 hereof, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place at 10:00 am on a date to be specified by the parties (the "Closing Date"), which date shall be no later than the fifth business day after satisfaction of the conditions set forth in Article VI, at the offices of Sills Cummis Radin Tischman Epstein & Gross, P.A., One Riverfront Plaza, Newark, New Jersey 07102-5400, unless another date, time or place is agreed to in writing by the parties hereto.

          SECTION 1.03 Effective Time of the Merger. Upon the Closing, the parties shall file articles of merger (the "Articles of Merger") with the Secretary of State of the State of Maine and shall make all other filings or recordings required under the MBCA. The Articles of Merger shall contain a Plan of Merger substantially in the form annexed as Exhibit A hereto, setting forth terms consistent with those in Articles I and II of this Agreement. The Merger shall become effective at such time as the Articles of Merger shall have been duly filed with the Secretary of State of the State of Maine, or at such later time as is agreed by Parent and the Company and specified in the Articles of Merger (the time the Merger becomes effective being referred to as the "Effective Time of the Merger").

          SECTION 1.04 Effects of the Merger. The Merger shall have the effects set forth in Section 905 of the MBCA (or any successor provision thereto).

          SECTION 1.05 Articles of Incorporation; By-Laws. (a) The articles of incorporation of the Company, as in effect immediately prior to the Effective Time of the Merger, shall be the articles of incorporation of the Surviving Corporation.

     (b) The By-laws of Sub as in effect at the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.06 Directors. The Directors of Sub at the Effective Time of the Merger (the "Existing Directors") shall be members of the Board of Directors of the Surviving Corporation, and upon the effectiveness of the Merger, Parent and such Existing Directors shall take such action as shall be necessary to elect Ronald A. Libby as a Director of the Surviving Corporation, such Existing

Directors and Ronald A. Libby to constitute the whole Board of Directors of the Surviving Corporation and to serve in such capacity until the annual meeting of the Shareholder of the Surviving Corporation next following the Effective Time of the Merger and thereafter until their successors are duly elected and qualified.

          SECTION 1.07 Officers. The officers of Sub at the Effective Time of the Merger (the "Existing Officers") shall be officers of the Surviving Corporation, holding the same offices therein as they held in Sub immediately preceding the Effective Time of the Merger, and upon the effectiveness of the Merger the Directors of the Surviving Corporation shall appoint Ronald A. Libby as the President and Chief Operating Officer of the Surviving Corporation, such Existing Officers and Ronald A. Libby to serve in such capacities for the terms set forth in the By-Laws and thereafter until their successors have been duly appointed and qualified.


                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
                            Constituent Corporations

          SECTION 2.01 Effect on Capital Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any holder of any shares of Company Common Stock or any shares of the capital stock of Sub:

     (a) Common Stock of Sub. Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one (1) share of the common stock of the Surviving Corporation and shall constitute the only issued and outstanding capital stock of the Surviving Corporation.

     (b) Cancellation of Treasury Stock and Parent-Owned Company Common Stock. Each share of Company Common Stock that is owned directly or indirectly by the Company or any wholly owned subsidiary of the Company, or held by the Company as treasury shares, and each share of Company Common Stock that is directly or indirectly owned by Parent, Sub or any other wholly owned subsidiary of Parent, shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

     (c) Conversion of Company Common Stock. Except as otherwise provided herein, each issued and outstanding share of Company Common Stock (other than any Dissenting Shares (as defined in Section 2.01 (g)(i) below)), shall cease to be outstanding and, subject to proration pursuant to Section 2.01(f) hereof, shall be converted into the right to receive from Parent, at the individual election of the Company Shareholder as provided in Section 2.01(e) hereof:

          (i)       .19048   (the   Exchange   Ratio)   of  a  fully   paid  and
                    non-assessable share of Parent Common Stock(the Per Share Stock Consideration), or

          (ii)      $3.30 in cash (the "Per Share Cash Consideration"), or

          (iii) a combination of Per Share Stock Consideration and Per Share Cash Consideration,

provided, however, that the aggregate number of shares of Parent Common Stock that shall be issued in the Merger shall not exceed 290,389 shares (the "Stock Amount"), and provided further, that if between the date of this Agreement and the Effective Time of the Merger the number of outstanding shares of Parent Common Stock shall have been changed into a different number of shares of common stock or into a different class of stock, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio (and the Stock Amount) shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     (d) Cancellation and Retirement of Company Common Stock. From and after the Effective Time of the Merger, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger, other than Dissenting Shares, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time of the Merger represented shares of Company Common Stock (a "Company Share Certificate") shall cease to have any rights with respect thereto, except the right to receive: (i) Per Share Stock Consideration and/or Per Share Cash Consideration pursuant to Section 2.01(c) (the "Merger Consideration"), subject to proration pursuant to Section 2.01(f);
(ii) any cash in lieu of fractional shares of Parent Common Stock to be paid in consideration therefor upon surrender of such Company Share Certificate in accordance with Section 2.04, and (iii) any dividends payable pursuant to
Section 2.03(f).

     (e) Election Procedures. (i) Election forms (the "Election Forms"), letters of transmittal, instructions and other appropriate and customary transmittal materials (collectively, the "Election Materials"), which shall specify that delivery shall be effected, and risk of loss and title to the Company Share Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent appointed by Parent pursuant to Section 2.03(a) hereof, in such form as Parent and Company shall mutually agree upon, shall be mailed 30 days prior to the anticipated Effective Time of the Merger or on such other earlier date as Parent and Company shall mutually agree upon (the "Mailing Date") to each Company Shareholder who is a record holder of Company Common Stock as of five (5) business days prior to the Mailing Date (the "Election Form Record Date").

          (ii) Each Election Form shall permit the Company Shareholder (or the beneficial owner through appropriate and customary documentation and instructions) either: (A) to elect to receive only Per Share Stock Consideration with respect to such Company Shareholder's Company Common Stock ("Stock Election Shares"); (B) to elect to receive only Per Share Cash Consideration with respect to such Company Shareholder's Company Common Stock ("Cash Election Shares"); (C) to elect to receive a combination of Per Share Stock Consideration and Per Share Cash Consideration with respect to such Company Shareholder's Company Common Stock ("Mixed Election Shares" and in each case of Mixed Election Shares, the shares of Company Common Stock elected to be converted into the right to receive Per Share Stock Consideration being hereinafter referred to as "Mixed Stock Shares" and the shares of Company Common Stock elected to be converted into the right to receive Per Share Cash Consideration being hereinafter referred to as "Mixed Cash Shares"); or (D) to indicate that such Company Shareholder makes no election ("No Election Shares"). Dissenting Shares (as defined below) shall be treated as Cash Election Shares for purposes of this Section but shall not be converted into the right to receive the Per Share Cash Consideration except as provided in Section 2.01(g).

          (iii)Any Company Common Stock with respect to which the Company Shareholder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m. on the 25th day following the Mailing Date (or such other time and date as Parent and the Company may mutually agree) (the "Election Deadline") shall also be deemed to be "No Election Shares."

          (iv) The Exchange Agent shall make available up to two (2) separate sets of Election Materials, or such additional sets of Election Materials as the Exchange Agent in its sole discretion may permit, to all persons who become holders (or beneficial owners) of Company Common Stock between the Election Form Record Date and close of business on the business day prior to the Election Deadline, and the Company shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

          (v) Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Company Share Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Company Share Certificates or the guaranteed delivery of such Company Share Certificates) representing all shares of Company Common Stock covered by such Election Form, together with duly executed transmittal materials included in the Election Materials. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of Company Common Stock represented by such Election Form shall become No Election Shares and Parent shall cause the Company Share Certificates to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Parent nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

          (vi) Within five (5) business days after the Election Deadline, unless the Effective Time of the Merger has not yet occurred, in which case as soon thereafter as practicable, Parent shall cause the Exchange Agent to effect the allocation among the Company Shareholders of rights to receive Per Share Stock Consideration or Per Share Cash Consideration in the Merger, in accordance with the Election Forms, as follows:

                    (A) Stock Election Shares Plus Mixed Stock Shares Not More Than Stock Amount. If the number of shares of Parent Common Stock that would be issued in the Merger upon conversion of the Stock Election Shares and the Mixed Stock Shares into the right to receive Per Share Stock Consideration is less than or equal to the Stock Amount, then:

                    (1) the Mixed Stock Shares and the Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration, and

                    (2) the Cash Election Shares, the No Election Shares and the Mixed Cash Shares shall be converted into the right to receive the Per Share Cash Consideration.


                    (B) Stock Election Shares Plus Mixed Stock Shares More Than Stock Amount. If the number of shares of Parent Common Stock that would be issued in the Merger upon the conversion of the Stock
          Election Shares and Mixed Stock Shares into the right to receive Per Share Stock Consideration is greater than the Stock Amount, then:

                    (1) the Mixed Cash Shares, Cash Election Shares and No Election Shares shall be converted into the right to receive the Per Share Cash Consideration,

                    (2) the Exchange Agent shall then select from among the Stock Election Shares and the Mixed Stock Shares, by a pro rata selection process (as described below) a sufficient number of shares (the "Cash Designated Shares") such that the number of shares of Parent Common Stock that will be issued in the Merger equals as closely as practicable the Stock Amount, and all Cash Designated Shares shall be converted into the right to receive the Per Share Cash Consideration, and

                    (3) the Stock Election Shares and Mixed Stock Shares which are not Cash Designated Shares shall be converted into the right to receive the Per Share Stock Consideration.

                    (f) Pro Rata Selection Process. In the event the Exchange Agent is required to select Cash Designated Shares pursuant to subparagraph (B) (2) above, the Exchange Agent shall:

                    (A) as to each Company Shareholder who has made an election for Stock Election Shares under subparagraph (c) (i) above or for Mixed Stock Shares under subparagraph (c) (iii) above (each, a "Prorated Company Shareholder"), the Exchange Agent shall calculate the percentage of the aggregate of all Stock Election Shares and Mixed Stock Shares that is represented by such Prorated Company Shareholder's Stock Election Shares or Mixed Stock Shares, as the case may be (in each case, the "Cash Designated Shares Percentage"); and

                    (B) calculate the number of shares (the "Excess Election Shares") by which the aggregate of all Stock Election Shares and Mixed Stock Shares exceeds the Stock Amount; and

                    (C) select from each Prorated Company Shareholder, and designate as Cash Designated Shares, that number of shares of Parent Common Stock otherwise issuable to such Shareholder in the Merger as shall be equal (to the nearest whole share) to the product of the applicable Cash Designated Shares Percentage, multiplied by the number of Excess Election Shares.

     (g) Dissenting Shares.(i) As used in this Agreement, the term "Dissenting Shares" means any shares of Company Common Stock the holder of which elects to exercise his or her right to dissent from the Merger and who satisfies the requirements of subsections 2 and 3 of Section 909 of the MBCA. Holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the MBCA; provided, however, that if, in accordance with the MBCA, any holder of Dissenting Shares shall forfeit such right to payment of the fair value thereof, such shares shall thereupon be deemed to have been converted into the right to receive and to have become exchangeable for the Per Share Cash Consideration as of the Effective Time of the Merger.

          (ii) The Company shall give Parent (A) prompt written notice (including copies) of any written objections to the Merger, any written demands for payment of the fair value of any shares of Company Common Stock, and any other instruments served pursuant to the MBCA received by the Company (which notice shall include the name of each Company Shareholder and the number of shares of Company Common Stock to which such notice pertains); and (B) the opportunity to direct all negotiations and proceedings with respect to such demands under the MBCA. The Company shall not voluntarily make any payment with respect to any demand for the payment of fair value or settle or offer to settle any such demand, without Parent's prior written consent.

          SECTION 2.02 Effect on Stock Plans and Company Stock Options. (a) As soon as practicable following the date of this Agreement, but in any event prior to the consummation of the Company Stockholder Approval, the Board of Directors of the Company (or, if appropriate, any committee administering any stock option plan, stock purchase plan or other plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock of the Company or any Subsidiary (the "Stock Plans")), shall adopt such resolutions or take such other actions as may be required to effect the following (it being understood that if the following is not permitted pursuant to the terms of the Stock Plans, the Company shall use its reasonable best efforts to obtain any consents or take any other action necessary in order to effect the following):

     (i) The terms and provisions of all outstanding Company Stock Options granted under any Stock Plan, whether or not then exercisable, shall be amended or otherwise adjusted to provide that, at the Effective Time of the Merger, each unexercised Company Stock Option outstanding immediately prior to the Effective Time of the Merger and having a per share exercise price equal to or exceeding the Per Share Cash Consideration (as defined below) shall be canceled, and each Company Stock Option not so canceled: (A) that was granted by the Company as an incentive stock option in accordance with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "IRC") (and each Company Stock Option so granted being hereinafter referred to as a "Company ISO"), shall, at the election of the grantee thereof, as to all or any portion of such Company ISOs, (1) be converted into the right to receive from Parent a cash payment in an amount equal to the excess, if any, of the Per Share Cash Consideration over the per share exercise price for each such Company ISO, or (2) subject to the limitation set forth in the last sentence of this clause (i), be converted into the right to receive, from Parent, options granted by Parent as incentive stock options in accordance with the requirements of IRC [SECTION]422 (each, a "Parent ISO"), to purchase that number of shares of Parent Common Stock as shall be equal to the number of shares of Company Common Stock issuable upon exercise of such Company ISOs multiplied by the Exchange Ratio; and (B) that is not a Company ISO, shall be converted into the right to receive from Parent a cash payment in an amount equal to the excess, if any, of the Per Share Cash Consideration over the per share exercise price for each Company Stock Option ("Payment in Settlement of Company Stock Options"). To the extent that any Parent ISOs to be granted pursuant to sub-clause (A) above (and any corresponding Company ISOs), would if so granted (in the case of such Parent
ISOs) and will (in the case of such corresponding Company ISOs) fail to qualify as incentive stock options under IRC [SECTION]422 by reason of exceeding the limitation of IRC [SECTION]422(d), then (in the case of such Company ISOs) the Company and the holder of the Company ISO shall amend the terms of such option to delay the exercise thereof until January 1, 2000, and such Company ISOs shall be converted into the right to receive, from Parent, Parent ISOs which first become exercisable on, January 1, 2000.

     (ii) The terms and provisions of the Stock Plans shall be amended or otherwise adjusted so as to provide that the Stock Plans shall terminate as of the Effective Time of the Merger; and

     (iii) During the period commencing on the date of this Agreement and ending on the Effective Time of the Merger, the Company will not: (i) except for the periodic grant of compensatory stock options to independent Directors of the Company in accordance with the resolutions of the Company's Board of Directors annexed hereto as Exhibit B (which are and at the Effective Time of the Merger will be the only binding agreement of the Company to grant or issue to any person any options or other rights to acquire, or securities exercisable for or convertible into, any equity securities of the Company), grant any further options or other rights to acquire, or issue any securities exercisable for or convertible into, any equity securities of the Company; or (ii) except in the case of the proper exercise of Company Stock Options, issue any equity securities of the Company.

     (b)  Following  the  Effective  Time of the Merger,  no holder of a Company
Stock Option nor any participant in any Stock Plan shall have any right thereunder to acquire equity securities of the Company or the Surviving Corporation, and, except as provided above with respect to Company ISOs, shall have only the right to receive from Parent Payment in Settlement of Company Stock Options pursuant to the procedures set forth in Section 2.03 hereof.

          SECTION 2.03 Exchange of Certificates; Settlement of Company Stock Options. (a) Prior to the Mailing Date (as defined in Section 2.01 (e)(i) above), Parent shall appoint an agent (the "Exchange Agent") for the purposes of exchanging Company Share Certificates for the Merger Consideration, Exchanging Company ISOs for Parent ISOs, making Payments in Settlement of Company Stock Options and making payments in lieu of fractional shares pursuant to Section
2.04 hereof. At or before the Effective Time of the Merger, Parent shall deposit with the Exchange Agent, for the benefit of the holders of Company Share Certificates, certificates representing the Parent Common Stock issuable pursuant to Section 2.01 in exchange for Company Share Certificates, Parent instruments granting the Parent ISOs ("Parent ISO Agreements"), and cash in an amount equal to the aggregate total amount of cash to be paid pursuant to Sections 2.01, 2.02 and 2.04 hereof. Upon the Mailing Date, Parent will send, or will cause the Exchange Agent to send, to each Company Shareholder and each grantee of Company Stock Options at the Election Form Record Date, for use in such exchange and/or settlement, the Election Materials, which shall, in addition to the information set forth in Section 2.01(e) hereof, specify that delivery of Payments in Settlement of Company Stock Options and of Parent ISO Agreements shall be effected, and risk of loss and title to the instruments granting such Company Stock Options, inclusive of Company ISOs (the "Option Agreements") shall pass, only upon proper delivery of the Option Agreements to the Exchange Agent. For purposes of Payments in Settlement of Company Stock Options and delivery of Parent ISO Agreements, proper delivery of Option Agreements to the Exchange Agent shall be determined in accordance with the provisions of Section 2.01(e)(v), except that reference therein to "Company Share Certificates" shall be deemed to refer to Option Agreements.

     (b) (i) Each holder of Company Share Certificates that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of such Company Share Certificates together with a properly completed letter of transmittal and Election Form covering such Company Share Certificates, will be entitled to receive the Merger Consideration issuable in respect of such Company Share Certificates, any cash payable in lieu of fractional shares pursuant to Section 2.04 hereof, and any dividends payable pursuant to Section 2.03(f); and (ii) each grantee of a Company Stock Option, inclusive of Company ISOs, upon surrender to the Exchange Agent of the Option Agreement together with a properly completed letter of transmittal and Election Form covering such grantee's Company Stock Options, will be entitled to receive, for each share of Company Common Stock issuable upon exercise of Company Stock

Options other than Company ISOs, cash Payment in Settlement of Company Stock Options, and for each Company ISO, a Parent ISO calculated and determined in accordance with Section 2.02(i) above together with a Parent ISO Agreement granting the same. Until so surrendered, each such Company Share Certificate and Option Agreement shall, after the Effective Time of the Merger, represent for all purposes only the right to receive (x) the Merger Consideration, any cash payable in lieu of fractional shares, and any dividends payable pursuant to
Section 2.03(f), (y) cash Payment in Settlement of Company Stock Options or (z) Parent ISOs, as the case may be, respectively.

     (c) If any portion of the Merger Consideration is to be issued to a person other than the registered holder of a Company Share Certificate, it shall be a condition to such payment that such Company Share Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock in exchange for the Company Share Certificate so surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     (d) After the Effective Time of the Merger, there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time of the Merger, Company Share Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the applicable Merger Consideration provided for, and in accordance with the procedures set forth, in this Article II.

     (e) Any portion of the Merger Consideration and the cash made available to the Exchange Agent pursuant to Section 2.03(a) that remains unclaimed by the holders of Company Share Certificates or Option Agreements (inclusive of Option Agreements granting Company ISOs), as the case may be, six (6) months after the Effective Time of the Merger shall be returned to Parent, upon demand, and any such holder who has not exchanged his Company Share Certificates or such Option Agreements, as the case may be, for the Merger Consideration or (in the case of such Option Agreements) Payment in Settlement of Company Stock Options (or Parent ISOs, as the case may be), prior to that time shall thereafter look only to Parent for payment of the Merger Consideration, any Payment in Settlement of Company Stock Options, (or Parent ISOs, as the case may be), and/or cash payable cash payable in lieu of fractional shares pursuant to Section 2.04, and any dividends payable pursuant to Section 2.03(f) in respect of his shares.
Notwithstanding the foregoing, Parent shall not be liable to any holder of Company Share Certificates or Option Agreements (inclusive of Option Agreements granting Company ISOs), for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts or items remaining unclaimed by holders of Company Share Certificates or Option Agreements (inclusive of Option Agreements granting Company ISOs) seven (7) years after the Effective Time of the Merger (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

     (f) No dividends or other distributions with respect to Parent Common Stock issued in the Merger shall be paid to the holder of any unsurrendered Company Share Certificates until such certificates are surrendered as provided in this
Section 2.03. Subject to the effect of applicable laws, following the surrender of such certificates, there shall be paid, without interest, to the record holder of the Parent Common Stock issued in exchange therefor at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time of the Merger payable prior to or on the date of such surrender with respect to such whole shares of Parent Common Stock and not previously paid, less the amount of any withholding taxes which may be required thereon.

          SECTION 2.04 Fractional Shares. No fractional shares of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of Company Share Certificates otherwise entitled to a fractional share of Parent Common Stock will be entitled to receive, from the Exchange Agent, a cash payment in lieu of such fractional shares of Parent Common Stock at the rate of $3.30 per share.


                                   ARTICLE III

                         Representations and Warranties

          SECTION 3.01 Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub as follows:

     (a) Organization, Standing and Corporate Power. Each of the Company and its Subsidiaries (as defined in Section 3.01(b)) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing as a foreign corporation, in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified (individually or in the aggregate) could not be reasonably expected to have a Material Adverse Effect (as defined in Section 8.03) with respect to the Company and its Subsidiaries. The Company Disclosure Schedule contains complete, true and correct copies of the Articles of Incorporation and By-laws of the Company and each of its Subsidiaries, in each case as amended to the date of this Agreement, as well as correct, true and complete copies of all minutes of meetings of the Boards of Directors and committees thereof of the Company and each of its Subsidiaries since December 31, 1996.

     (b) Subsidiaries. The only direct or indirect subsidiaries of the Company are those listed in the Company Disclosure Schedule (each a "Subsidiary" and collectively, the "Subsidiaries"). Except as set forth in the Company Disclosure Schedule, all the outstanding shares of capital stock of each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the ownership interests set forth in the Company Disclosure Schedule, and securities held as Investment Assets (as defined in Section 3.01(dd) hereof), the Company does not own, directly or indirectly, any capital stock or other ownership interest, and does not have any option or similar light to acquire any assets or equity or other ownership interest, in any corporation, partnership, business association, joint venture or other entity.

     (c) Authority to Conduct Insurance Business. Each of the Company and its Subsidiaries is duly licensed and in good standing, and has full power and authority, to write the lines of insurance and otherwise conduct the business of insurance in each state and other jurisdiction in which it is engaged in such activities. None of the Company or any of its Subsidiaries is transacting or conducting any insurance, re-insurance or other business in any state or jurisdiction requiring a regulatory license therefor in which it is not so licensed. The Company Disclosure Schedule sets forth a complete, true and correct list, by Company and each Subsidiary, of: (i) the lines of insurance written by it; (ii) any other insurance business conducted by it; (iii) the states and other jurisdictions in which each of the activities listed pursuant to clauses (i) and (ii), above, is being conducted; (iii)all licenses, permits, approvals and other authorizations required in respect of each such activity by each such state and other jurisdiction (the "Company Regulatory Licenses"); (iv) the date upon which each Company Regulatory License was first issued or granted;
(v) the term of each Company Regulatory License; and (vi) the date (if any) upon which each Company Regulatory License was most recently renewed, re-filed or other action to maintain the same in full force and effect was taken. The Company has delivered to Parent complete, true and correct copies of each Company Regulatory License issued to it and to each of its Subsidiaries, certified by the Secretary of the Company, all of which are in full force and effect.

     (d) Capital Structure. As of the date of this Agreement the authorized capital stock of the Company consists of 12,000,000 shares of common stock, par value $1.00 per share, of which 3,049,089 are issued and outstanding. As of the date of this Agreement there are 395,000 Company Stock Options outstanding. The Company Disclosure Schedule sets forth the name of each grantee of outstanding Company Stock Options, the number of Company Stock Options held by each grantee, and the exercise prices of each of such options. Except as set forth above, no shares of the capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth above, there are no: (i) shares of Company Common Stock issuable pursuant to the Stock Plans; (ii) outstanding bonds, debentures, notes or other indebtedness or shares of the Capital Stock or other securities of the Company having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of the Company may vote; and (iii) outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. The only outstanding indebtedness for borrowed money of the Company and its Subsidiaries is set forth on the Company Disclosure Schedule. Except as set forth in the Company Disclosure Schedule, and except for the Company Stock Options listed therein:
(x) there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company or any of its Subsidiaries, and (y) to the knowledge of the Company, there are no irrevocable proxies with respect to shares of capital stock of the Company or any Subsidiary of the Company. Except as set forth in the Company Disclosure Schedule and Exhibit B hereto, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act"), or other agreements or arrangements with or (to the Company's knowledge) among any security holders of the Company with respect to securities of the Company.

     (e) Duly Authorized; No Violation. The Company has the requisite corporate and other power and authority to enter into this Agreement and, subject to the Company Stockholder Approval, to consummate the transactions (including the Merger) contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as disclosed in the Company Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated hereby and thereby and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or give rise to any "put" right with respect to, any obligation, or the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under: (i) the Articles of Incorporation or By-laws of the Company or any of any of its Subsidiaries; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license (including without limitation any Company Regulatory License) applicable to the Company or any of its Subsidiaries or their respective properties or assets; or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company or any of its Subsidiaries or their respective properties or assets.

     (f) Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except: (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (ii) the filing with the SEC of (y) a proxy statement relating to the Company Stockholder Approval (such proxy statement as amended or supplemented from time to time, together with the proxy statement for the Parent Stockholder Approval (the "Joint Proxy Statement"), and (z) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the consents, approvals and other authorizations of governmental entities having jurisdiction over the insurance businesses of the Company and its Subsidiaries (the "Company Insurance Regulatory Agencies") set forth in the Company Disclosure Schedule; (iv) filing of the Articles of Merger with the Secretary of State of the State of Maine and the filing of appropriate documents with the relevant authorities of other states in which the Company and its Subsidiaries are qualified to do business and (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as are set forth in the Company Disclosure Schedule.

     (g) SEC Filings. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1996, and has delivered or made available to Parent all such reports, schedules, forms, statements and other documents (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Documents"). As of their respective dates, and except as otherwise amended or superseded by subsequently filed Company SEC Documents, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (h) Other Regulatory Filings; Deficiencies. The Company and each of its Subsidiaries has duly filed and otherwise provided all reports, data, other information and applications required to be filed with or otherwise provided to the Insurance Departments of the states of Maine and New York, and (other than the SEC) all other Governmental Entities (including without limitation insurance departments and commissions) having jurisdiction over the Company or any of its Subsidiaries, and all required regulatory approvals in respect of such reports, data, other information and applications are in full force and effect at the date hereof. The Company has furnished to Parent complete, true and correct copies of: (i) all reports of examination of the Company and each of its Subsidiaries issued by any Company Insurance Regulatory Agency (the "Examination Reports"); (ii) all insurance holding company registrations and annual reports filed with respect to the Company and each of its Subsidiaries; (iii) all other regulatory filings by or in respect of the Company and each of its Subsidiaries; and (iv) all complaints filed with or by, or issued by, any Company Insurance Regulatory Agency, and all other regulatory proceedings, of any nature, initiated or pending with respect to the Company or any of its Subsidiaries ("Complaints"), all within the five (5) year period immediately preceding the date of this Agreement. Except as set forth on the Company Disclosure Schedule, during such five (5) year period, no deficiency material to the financial condition, operations, business or business prospects of the Company or any of its Subsidiaries has been filed or asserted by any Company Insurance Regulatory Agency in connection with respect to any report or filing made by, or other with respect to, the Company or any of its Subsidiaries (each, a "Deficiency Report" and collectively, the "Deficiency Reports"). The Company has provided to Parent complete, true and correct copies of all written responses to: (x) all
Deficiency Reports; (y) all Examination Reports and Complaints; and (z) the National Association of Insurance Commissioners regarding each Insurance Regulatory Information System (IRIS) financial ratio results as to, and all Risk Based Capital Reports as to, each of the Company and its Subsidiaries. On the Closing Date, the Company and each of its Subsidiaries will have prepared substantially complete drafts of all reports, data and other information and applications that they will, respectively, be required to file with any
Governmental Entity (including without limitation any Company Insurance Regulatory Agency) within sixty (60) days of the Closing Date, and such drafts shall be in form and substance sufficient to enable the Surviving Corporation and each Subsidiary to complete and make such filings, timely after the Closing Date, without substantial modification.

     (i) SEC Financial Statements. The consolidated financial statements of the Company included in the Company SEC Documents (the "SEC Financial Statements") comply in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited consolidated quarterly statements, as permitted on Form 10-QSB of the SEC) applied on a consistent basis during the periods involved and in accordance with past practice (except as may be otherwise indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its

Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to material year-end audit adjustments). Except as set forth in the Company Disclosure Schedule, at the date of the most recent audited financial statements of the Company included in the Company SEC Documents, neither the Company nor any of its Subsidiaries had, and since such date neither the Company nor any of such Subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect except (i) as and to the extent reflected or reserved against on the financial statements contained in the Company's Form 10-QSB for the period ended September 30, 1998, (ii) liabilities of a nature substantially similar to those reflected on those financial statements and incurred by the Company and its Subsidiaries solely in the ordinary course of business consistent with past practice, and (iii) liabilities incurred and/or reserved against in connection with claims under insurance policies and annuities written and issued by the Company and/or any of its Subsidiaries.

     (j) Other Financial Statements. (i) The Company has delivered to Parent complete, true and correct copies of all audited and unaudited quarterly, annual and other financial statements of the Company and each of its Subsidiaries filed with any Company Insurance Regulatory Agency during the five (5) year period immediately preceding the date of this Agreement, together with all exhibits and schedules thereto (the "Regulatory Financial Statements"). Each of the Regulatory Financial Statements has been prepared in all material respects in accordance with Statutory Accounting Principles ("SAP") applied on a consistent basis during the periods involved, and fairly present the financial position, assets and liabilities of the Company and its Subsidiaries, respectively, as of the respective dates thereof and the results of their respective operations, changes in capital and surplus and cash flows for the respective periods then ended. Except as set forth on the Company Disclosure Schedule, at the respective dates of the most recent of the Company's and each Subsidiary's Regulatory Financial Statements, neither the Company nor any of its Subsidiaries had, and since such respective dates neither the Company nor any of its Subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which (in the case of each of the Company and its Subsidiaries, individually, and in the case of the Company and its Subsidiaries on a consolidated basis) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect except:(x) as and to the extent reflected or reserved against on the most recent of their respective Regulatory Financial Statements; (y) liabilities of a nature substantially similar to those reflected on those financial statements and incurred by the Company and its Subsidiaries, as the case may be, solely in the ordinary course of business consistent with past practice; and (z) liabilities incurred and/or reserved against in connection with claims under insurance policies and annuities written and/or issued by the Company and/or any of its Subsidiaries, respectively.

          (ii) Since December 31, 1998 (which is the date of the most recent Regulatory Financial Statements), there has been no Material Adverse Change in the composition, nature or risk characteristics (credit quality or otherwise) of any of the Company's or its Subsidiaries' investment portfolios. Except as disclosed in the Company Disclosure Schedule, or in the financial statements and reports delivered pursuant to this Section, neither the Company nor any of its Subsidiaries have any debts, obligations or liabilities, contingent or otherwise, whether individually or on a consolidated basis, that could reasonably be expected to have a Material Adverse Effect.

          (iii) All reserves, due and uncollected premiums and other related items with respect to insurance contracts as established or reflected in the Company Regulatory Financial Statements: (u) make reasonable provision for all unpaid loss and loss adjustment expense obligations of the Company and its Subsidiaries under the terms of their outstanding policies and agreements of insurance; (v) were determined in accordance with accepted loss reserving standards and principles consistently applied; (w) were fairly stated in accordance with sound actuarial principles; (x) were based on actuarial assumptions which produce reserves as great as those called for in any contract provisions and the related reinsurance, coinsurance, and other similar contracts; (y) met the requirements of the insurance laws and regulations of each applicable jurisdiction, and of the National Association of Insurance Commissioners model regulations and actuarial guidelines, and all appropriate standards of practice as promulgated by the Actuarial Standards Board; and (z) were computed on the basis of assumptions consistent with those used in computing the corresponding items in the Regulatory Financial Statements for the immediately preceding comparable period. Each of the Company and its
Subsidiaries owns assets that qualify as legal reserve assets under the insurance laws and regulations of each applicable jurisdiction in an amount at least equal to all such required reserves and other similar amounts.

     (k) Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in:(i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) the Joint Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholder Meeting (as defined in Section 5.01(b)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Sub for inclusion or incorporation by reference in the Joint Proxy Statement.

     (l) Litigation; Labor Matters. (i) The Company Disclosure Schedule sets forth, as of the date of this Agreement, all suits, actions, counterclaims, proceedings or governmental or internal investigations ("Actions") pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any of its Subsidiaries (other than American Colonial Insurance Company ("ACIC")) other than: (A) those Actions (other than Actions described in clause B, below) which individually could not reasonably be expected to result in liability to the Company in excess of $40,000, net of insurance proceeds; and
(B) those Actions relating to any liability or alleged liability of the Company or any Subsidiary of the Company (other than ACIC) as an insurer where, individually, the reasonably expected loss does not exceed the amount reserved therefor by the Company or Subsidiary, as the case may be, or if in excess, such excess is not individually greater than $40,000, net of re-insurance proceeds. The Company Disclosure Schedule lists all Actions pending, or to the knowledge of the Company, threatened in writing against or affecting ACIC. Except as set forth in the Company Disclosure Schedule, none of such Actions (and no other Actions), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. In addition, there is not any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding, pending or to the Company's knowledge threatened against the Company or any of its Subsidiaries which could reasonably be expected to have any such effect.

          (ii) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its Subsidiaries the subject of any proceeding asserting that it or any Subsidiary has committed an unfair labor practice or seeking to compel it or any Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike, work stoppage or other labor dispute involving it or any of its Subsidiaries pending or, to its knowledge, threatened, any of which could reasonably be expected to have a Material Adverse Effect.

     (m) Absence of Changes in Employee Benefit Plans. Except as set forth on the Company Disclosure Schedule, since September 30, 1998, there has not been any adoption or amendment by the Company or any of its Subsidiaries of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether formal or informal, oral or written) under which the Company or any of its Subsidiaries currently has an obligation to provide benefits to any current or former employee, officer or director of the Company or any of its Subsidiaries (collectively, "Employee Benefit Plans"). Except as disclosed in the Company Disclosure Schedule, there exists no written or oral employment, consulting, severance, change in control, termination or indemnification agreement, with respect to any employee of either the Company of any of its Subsidiaries who in 1998 earned in excess of $100,000 in total compensation, between the Company or any of its Subsidiaries and any current or former employee, officer or director of the Company or any of its Subsidiaries ("Employment Arrangements").

     (n) ERISA Plans. (i) The Company Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA, hereinafter a "Welfare Plan"), stock option, stock purchase, deferred compensation plans or arrangements, and other material employee fringe benefit plans or arrangements with respect to which the Company and its Subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, including the Company, a "Commonly Controlled Entity") have any liability on account of any present or former officers, employees, directors or independent contractors of the Company (all the foregoing, including without limitation all Employee Benefit Plans defined in Section 3.01(m), being herein collectively called "Benefit Plans"). The Company has made available to Parent true, complete and correct copies of (A) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (B) the two most recent annual reports on Form 5500 and attached schedules filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required by applicable law), (C) the most recent summary plan description for each Benefit Plan for which such a summary plan description is required by applicable law, (D) each trust agreement and material insurance or annuity contract relating to any Benefit Plan, (E) the most recent determination letter, if applicable, for any Benefit Plan and (F) each written Employment Arrangement.

          (ii) Except as disclosed in the Company Disclosure Schedule, each Benefit Plan has been established and administered in all material respects in accordance with its terms. All the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations. Except as disclosed in the Company Disclosure Schedule, all reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental agency or distributed to any Benefit Plan participant have been duly and timely filed or distributed. Except as disclosed in the Company Disclosure Schedule, the Company has not received notice of any investigations by any governmental agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could give rise to any material liability, and, to the best of the Company's knowledge, there are not any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding. With respect to the Benefit Plans, no event has occurred and no condition exists that could reasonably be expected to subject any Commonly Controlled Entity to any material tax, fine or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations.

          (iii) Except as disclosed in the Company Disclosure Schedule, all contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the terms of the Benefit Plans, any applicable collective bargaining agreement and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made.

          (iv) Except as disclosed in the Company Disclosure Schedule, each Benefit Plan intended to qualify under Section 401(a) of the Code has been the subject of a determination letter from the Internal Revenue Service to the effect that such Benefit Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code or application therefor has been timely made; no such determination letter has been revoked, and, to the knowledge of the Company, revocation has not been threatened nor is it expected.

          (v) The Company Disclosure Schedule discloses whether: (A) any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred during the past three years that involves the assets of any Benefit Plan that could subject the Company, any of its employees or a Company indemnified fiduciary under any Benefit Plan to a material tax or penalty on prohibited transactions imposed by Section 4975 of ERISA or the sanctions imposed under Title I of ERISA; or (B) any of the Benefit Plans has been terminated.

          (vi) No Commonly Controlled Entity sponsors, maintains, contributes to or has any liability in respect of any "employee benefit plan" which is subject to Title IV of ERISA, including any multiemployer plan, multiple employer plan or single-employer plan.

          (vii) No Commonly Controlled Entity has incurred any material liability that remains unsatisfied to a Pension Plan (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due).

          (viii) Except as disclosed in the Company Disclosure Schedule, no Commonly Controlled Entity has incurred any "withdrawal liability" (as defined in Section 4201 of ERISA), which liability has not been fully paid as of the date hereof, or has announced an intention to withdraw, but has not yet completely withdrawn, from a "multiemployer plan"; and, to the best of the Company's knowledge, no action has been taken, and no circumstances exist, that alone or with the passage of time could result in either a partial or complete withdrawal from such a Multiemployer Plan by any Commonly Controlled Entity.

     (o)  Certain  Employee  Payments.   Except  as  disclosed  in  the  Company
Disclosure  Schedule,  or as may be necessary to give effect to Section 2.02, no

Benefit Plan or Employment Arrangement provides for the payment to any current or former director or employee of the Company or any Commonly Controlled Entity of any money, other property or rights, or accelerates other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not: (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code); or (ii) some other subsequent action or event would be required to cause such payment acceleration or provision to be triggered. Except as disclosed in the Company Disclosure Schedule, no payment, acceleration or provision referred to in the preceding sentence would constitute or give rise to a "parachute payment" within the meaning of Section 280G of the Code.

     (p) Tax Returns and Tax Payments. The Company and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its Subsidiaries is or has been a member (a "Consolidated Group") has timely filed all Tax Returns required to be filed by it and has paid all Taxes shown thereon to be due. The Company and its Subsidiaries have made or prior to the Closing will make adequate provision (to the extent required by, and in accordance with GAAP) for all Taxes payable for any periods that end before the Effective Time of the Merger for which no Tax Returns have yet been filed and for any periods that begin before the Effective Time of the Merger and end after the Effective Time of the Merger to the extent such Taxes are attributable to the portion of any such period ending at the Effective Time of the Merger, and the charges, accruals and reserves for Taxes reflected in the financial statements of the Company and its Subsidiaries are adequate under GAAP to cover the Tax liability accruing or payable by the Company and its Subsidiaries in respect of periods prior to the date hereof. Except as set forth in the Company Disclosure Schedule: (i) no material claim for unpaid Taxes has become a lien against the property of the Company or any of its Subsidiaries or is being asserted against the Company or any of its Subsidiaries, (ii) no audit or other proceeding with respect to any Taxes due from the Company or any of its Subsidiaries or any Tax Return of the Company or any of its Subsidiaries is pending, threatened, to the best of the Company's knowledge, or being conducted by a Tax Authority, and (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company nor any of its Subsidiaries and is currently in effect, (iv) neither the Company nor any of its Subsidiaries (A) has been a member of a Consolidated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than the Company and its Subsidiaries), including liability arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise, (v) no consent under Section 341(f) of the Code has been filed with respect to the Company or any of its Subsidiaries and
(vi) all Taxes required to be withheld, collected or deposited by or with respect to the Company and each of its Subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority. As used herein, "Taxes" shall mean all taxes of any kind, including those on or measured by or referred to as income, gross receipts, sales, use, ad valorem franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governments[ authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

     (q) Section 611-A of the MBCA Not Applicable. The Board of Directors of the Company has, prior to the execution of this Agreement: (i) approved the execution and delivery by the Company of this Agreement, and the consummation of the Merger and the other transactions contemplated by this Agreement, and such approval is sufficient to render Section 611-A (i) of the MBCA inapplicable to this Agreement, the Merger, and the other transactions expressly contemplated hereby. Other than Section 611-A of the MBCA and Sections 222 and 3474 of Title 24-A of the Maine Revised Statutes Annotated: (y) no state takeover statute or similar statute or regulation of the State of Maine (and, to the knowledge of the Company after due inquiry, of any other state or jurisdiction) applies or purports to apply to this Agreement, the Merger, or any of the other transactions contemplated hereby and (z) no provision of the Articles of Incorporation, By-laws or other governing instruments of the Company or any of its Subsidiaries, or the terms of any rights plan, rights offering or of any security of the Company, would, directly or indirectly restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, the Company Common Stock to be acquired or controlled by Parent upon the consummation of the Merger.

     (r) Contracts. Set forth in the Company Disclosure Schedule is a complete and correct list as of the date hereof of all written or oral agreements, contracts and commitments with an annual cost or benefit to any of the Company and its Subsidiaries of $40,000 or more (the "Contracts"), to which any of the Company and its Subsidiaries is bound or otherwise affected as of the date hereof (other than insurance contracts sold by the company and its Subsidiaries in the ordinary course of business or any agreements or contracts listed on another schedule to this Agreement), including: (i) mortgages, indentures, security agreements, loan and credit agreements and other agreements and instruments relating to the borrowing of money or evidence of credit agreements and other agreements and instruments relating to the borrowing of money or evidence of credit where the Company or any of its Subsidiaries is debtor; (ii) agreements or other arrangements with insurance agents and agencies and third party administrators the terms and provisions of which are different from the terms and provisions of the form of agreement annexed to the Company Disclosure Schedule and pursuant to which the Company or any of its Subsidiaries has paid $40,000 or more in commissions or other consideration during the calendar years 1997 or 1998; (iii) contracts for the provision of data-processing services,
(iv) finder's, franchise, distribution, sales or brokerage agreements; (v) contracts or options to purchase or sell real property; (vi) contracts for the purchase of materials, supplies or equipment, or for providing services; (vii) contracts, arrangements or treaties with any party regarding reinsurance, excess insurance, ceding of insurance, assumption of insurance, or indemnification with respect to insurance currently being provided directly or indirectly by the Company or any of its Subsidiaries or regarding the management of any portion of its or their business or regarding the sale by it or any of them of its or their products through any other company or the sale by any other company of its products through the Company or any of its Subsidiaries, which have been entered into on or after September 30, 1998; (viii) contracts with any entity that is an Affiliate of the Company or any of its Subsidiaries or with any officer or director of the Company or any of its Subsidiaries or any officer or director of any other entity that is an Affiliate of the Company or any of its Subsidiaries, or to the knowledge of the Company, any corporation controlled by such officer or director; (ix) agreements and instruments representing loans or commitments to loan to officers, directors, employees or agents (other than insurance agents) of the Company or any of its Subsidiaries, or of any entity that is an Affiliate of the Company or any of its Subsidiaries; (x) contracts of any kind to which the United States government or any of its agencies is a party, or under any federal, state or local law, regulation or executive order; (xi) partnership or joint venture agreements of any kind; and (xii) other agreements, contracts and commitments. The Company has delivered to Parent complete, true and correct copies of all written Contracts together with all amendments thereto and waivers and consents with respect thereto. In addition, the Company has made available to Parent (y) all insurance policy forms used for products currently marketed by it and by each of its Subsidiaries in its respective business and that are currently in force, and (z) all forms of agreements or other arrangements with insurance agents and agencies used by it and each of its Subsidiaries in its respective business. All of such Contracts are in full force and effect and, to the Company's knowledge, each party thereto has performed in all material respects all of the obligations required to be performed by them to date and are not in default thereunder in any material respect. No Contract to which the Company or any of its Subsidiaries is a party, or by which any of them or any of their respective properties is bound, limits either the Company or any of its Subsidiaries' freedom to compete in any line of business or with any person or entity. None of the Company or any Subsidiary of the Company has outstanding any power of attorney other than as is customary in the insurance industry to permit agents to execute binders. All contracts, arrangements or treaties to which the Company or any Subsidiary of the Company is a party regarding reinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance are listed on the Company Disclosure Schedule.

     (s) Compliance with Other Instruments and Laws. Neither the Company nor any of its Subsidiaries is in violation or breach of any term of its respective articles of incorporation or bylaws, or, in any material respect, to the Company's knowledge, any mortgage, indenture, promissory note, pledge, security agreement or other instrument or agreement relating to indebtedness for borrowed money, any regulatory filing or undertaking of or affecting it, any judgment, decree or order of any court or other tribunal having jurisdiction in which the Company or any such Subsidiary is named, to which it is a party or by which it or any of its assets is bound, any other instrument, contract or agreement, or any statute, law, ordinance, rule, governmental regulation, permit, concession, grant, franchise, license or other governmental authorization or approval applicable to it or any of its respective assets. All insurance licenses referred to in the Company Disclosure Schedule and all permits, concessions, grants, franchises, other licenses and other governmental authorizations and approvals necessary for the conduct of the business of the Company and its Subsidiaries have been duly obtained and are in full force and effect and there are no proceedings pending or, to the knowledge of the Company, threatened, that may result in the revocation, cancellation, or suspension, or any adverse modification, of any thereof. Subject to the receipt of the Governmental Approvals, neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated thereby by the Company will result in the loss, revocation, cancellation, suspension or modification of any insurance license listed in the Company Disclosure Schedule, or any other license or material contractual right held by the Company or any of its Subsidiaries.

     (t) Absence of Certain Changes. Except as set forth in the Company Disclosure Schedule or otherwise provided in this Section 3.01, since September 30, 1998, neither the Company nor any Subsidiary of the Company has: (i) issued, sold or delivery or agreed to issue, sell or deliver any additional shares of its capital stock or any options, warrants or other rights to acquire any such capital stock; or any securities convertible into or exchangeable for such capital stock; (ii) incurred any material obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as a guarantor or otherwise with respect to obligations of others), other than obligations and liabilities relating to the issuance of insurance policies and annuities in the ordinary course of the Company's and each of its Subsidiaries' respective businesses, or incurred in the ordinary course of its or any of their businesses, or obligations and liabilities otherwise reflected on the financial statements contained in the Company SEC documents and on the Regulatory Financial Statements; (iii) mortgaged, pledged, or subjected to any lien, lease, security interest or other charge or encumbrance, any of its respective material assets, tangible or intangible; (iv) acquired or disposed of any material assets or properties, or entered into any agreement or other arrangement for any such acquisition or disposition, except for assets acquired or disposed of in the ordinary course of business; (v) declared, made, paid or set apart any sums for any dividend or other distribution to its stockholders or any Affiliate or purchased or redeemed any shares of its capital stock or granted any option, warrant or right to purchase any such capital stock, or reclassified any such capital stock; (vi) paid or become obligated to pay any service fees or other sums to, or otherwise entered into any transactions with or become obligated (financially or otherwise) to, any of its Affiliates; (vii) forgiven or canceled any material debts or claims or waived any statutory, contractual or common law rights of material value; (viii) entered into any material transaction other than in the ordinary course of business; (ix) granted any rights or licenses under any of their respective trade names or entered into general agency arrangements; (x) entered into any agreement (other than in the ordinary course of business) regarding reinsurance, surplus relief obligations, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance or management of business; (xi) suffered any Material Adverse Change; (xii) suffered any material damage, destruction or loss, whether or not covered by insurance or reinsurance; (xiii) suffered any strike, picketing, boycott or other labor trouble materially adversely affecting their respective businesses, financial condition or operations; (xiv) suffered the occurrence of any event which, if it had taken place following the execution and delivery of this Agreement, would not have been permitted by Section 4.01 hereof without the prior written consent of Parent; or (xv) suffered the happenings of any condition, event or occurrence which could reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

     (u) Insurance Policies. Set forth on the Company Disclosure Schedule is a complete, true and correct list of all insurance policies maintained for the benefit of any of the Company and its Subsidiaries (or any of their respective officers and directors), in each case also setting forth the name of the insurance carrier, the nature and extent of coverage (including all monetary limits of coverage), and the term of each such policy.

     (v) Bank Accounts. The Company Disclosure Schedule contains a complete, true and correct list of: (i) each bank, trust company, other financial institution, mutual fund and stock brokerage firm in which each of the Company and its Subsidiaries has an account or safe deposit box; and (ii) each custodial account maintained by each of the Company and its Subsidiaries, together with, in each case, the names and account numbers of each such account, and the names of all persons authorized to draw thereon or otherwise have access thereto.

     (w) Employees. The Company Disclosure Schedule set forth a complete, true and correct list of all employees, agents, (other than insurance agents), consultants and other persons retained by each of the Company and its Subsidiaries, together with the present rate of compensation, bonuses, and a description of any written or oral agreement of employment or engagement to which any of them is a party.

     (x) Surplus Relief. At the date of this Agreement, neither the Company nor any of its Subsidiaries was, currently is, and on the Closing Date will be, subject to any obligations or reinsurance contracts or arrangements involving surplus relief.

     (y) Insurance Issued by Company and Subsidiaries.

          (i) Except as set forth in the Company Disclosure Schedule, no claim or allegation has been made that the Company or any of its Subsidiaries has in bad faith denied or limited any insurance coverage of or the payment of any insurance proceeds to an insured (a "Bad Faith Claim") which has resulted in an order, decree or other requirement of a Company Insurance Regulatory Agency or a court of competent jurisdiction in the past 6 years that the Company or any Subsidiary of the Company institute or take any corrective action or cease any practice or conduct.

          (ii) All insurance contracts offered, issued, reinsured or underwritten by the Company and any such Subsidiaries have been duly approved under all applicable insurance laws and regulations and have been fully reserved for as prescribed under such laws and regulations.

          (iii) Except as disclosed in the Company Disclosure Schedule with respect to the Company's AutoMatic product, the respective underwriting standards utilized and ratings applied by the Company and each of its Subsidiaries, at the time so utilized and/or applied, conformed in all material respects to industry - accepted practices and have not been disputed or found unacceptable by any Company Insurance Regulatory Agency, the Company's independent accountants or the Company's actuaries.

          (iv) The Company Disclosure Schedule sets forth each reinsurer and other like entity with which the Company or any of its Subsidiaries has entered into a reinsurance, coinsurance, assumption fronting or other similar contract or contracts: (A) which is or has been insolvent or otherwise unable to pay its obligations when due; (B) as to which the Company or any of its Subsidiaries has commuted or intends to commute the proceeds receivable therefrom under such contract or contracts; and (c) as to which the Company or any of its Subsidiaries is disputing or has disputed the amounts receivable therefrom under such contract or contracts.

          (v) To the Company's knowledge, each insurance agent or general agent, at the time such agent offered, wrote, sold or produced business for the Company or any Subsidiary of the Company, was duly licensed as an insurance agent for the business offered, written, sold or produced by such agent in the particular jurisdiction in which such agent offered, wrote, sold or produced such business, and except as set forth on the Company Disclosure Schedule, no insurance agent, general agent or any group of affiliated agents has written 5% or more of the Company's or any such Subsidiary's total in-force insurance business.

          (vi) To the Company's knowledge, no present insurance agent of it or any Subsidiary has materially violated any term or provision of any law or any writ, judgment, decree, injunction or similar order applicable to or engaged in any misrepresentation with respect to, the writing, sale or production of business for it or any such Subsidiary.

     (z) Computer Equipment and Programs. The Company Disclosure Schedule sets forth a complete and correct list and summary description of all material computer hardware, software, programs and similar systems owned by or licensed to each of the Company and its Subsidiaries or being utilized in connection with the business, operations or affairs of any of the Company and its Subsidiaries. The computer hardware, software, programs and similar systems set forth on the Company Disclosure Schedule are all of the computer hardware, software, programs and similar systems necessary to enable each of the Company and its Subsidiaries to conduct their respective business as presently conducted. Except as disclosed in the Company Disclosure Schedule, each of the Company and its Subsidiaries has, and after the Closing will have, the right to use, free and clear of any royalty or other payment obligations all computer hardware, software, programs and similar systems disclosed in the Company Disclosure Schedules. Neither the Company nor any of its Subsidiaries is in conflict with or in violation or infringement of, nor has any of them received any notice of any conflict with or violation or infringement of or any claimed conflict with, any asserted rights of any other person with respect to any computer hardware, software, programs, or similar systems, including without limitation any such item disclosed on the Company Disclosure Schedule. In all material respects, to the Company's knowledge, all such computer hardware, software, programs and similar systems do presently and will accurately handle, process, display and format (whether in electronic, CRT or printed media) date information before, during and after January 1, 2000 (including single century formulas, multi-century formulas and leap years) in a manner that will: (i) not abnormally end or provide invalid results; (ii) not adversely affect or impair the performance of such computer hardware, software, programs and/or similar systems; and (iii) properly interface and otherwise operate with other such items of computer hardware, software, programs and similar systems including, without limitations, those of Parent and the Other Parent Subsidiaries.

     (aa) Books and Records. Except as set forth in the Company Disclosure Schedule, to the Company's knowledge, the minute books and other similar records of each of the Company and its Subsidiaries contain a complete and correct record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of the stockholders and board of directors of each of them, respectively and of each committee thereof since January 1, 1994. The books and records of each of the Companies and its Subsidiaries, accurately reflect in all material respects the business or condition of each of them, respectively, and have been maintained in all material respects in accordance with good business and bookkeeping practices.

     (bb) No Investment Company. Neither the Company nor any Subsidiary of the Company is, and none of them has registered as, an investment company within the meaning of the Investment Company Act of 1940, as amended.

     (cc) Investment Portfolio. The Company has provided Parent with a complete and correct list as of January 31, 1999, of all stocks, notes, debentures, bonds, mortgage loans, policy loans and other securities and investments owned of record or beneficially by the Company or any Subsidiary of the Company, which as of such date constitute the entire investment portfolio of the Company and each such Subsidiary (which portfolios with additions and deletions thereto in the ordinary course of business as permitted by this Agreement are hereafter collectively referred to as the "Investment Assets"). The Company and each of its Subsidiaries has good and indefeasible title to all of the Investment Assets, and all of the Investment Assets are in compliance with the requirements of all applicable laws and insurance regulations. As of the Closing, the Company's and its Subsidiaries' investment portfolios shall consist of the Investment Assets and they shall own and have good and indefeasible title to all of the Investment Assets.

     (dd) Discussions with Regulators. Except as set forth in the Company Disclosure Schedule, neither the Company, any Subsidiary of the Company, nor any officer, director, agent or representative of the Company or any such Subsidiary, has received from any Company Insurance Regulatory Agency any written notice or written inquiry regarding an adverse change in the Company's or any such Subsidiary's condition (financial or otherwise) or regarding a material breach of market conduct requirements by it or any of them that has occurred or is alleged to have occurred after December 31, 1994.

     (ee) Brokers. No broker, investment banker, financial advisor or other person other than Sandler O'Neill & Partners, L.P., is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     (ff) Opinion of Financial Advisor. The Company has received the opinion of Sandler O'Neill & Partners, L.P., dated the date of this Agreement, to the effect that, as of the date thereof, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock.

     (gg) Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has: (i) determined that this Agreement and the transactions contemplated hereby, inclusive of the Merger, taken together, are fair to and in the best interests of the stockholders of the Company; and (ii) resolved to recommend that the holders of the shares of Company Common Stock approve this Agreement and the transactions contemplated herein, inclusive of the Merger.

     (hh) Required Company Vote. The Company Stockholder Approval, being the affirmative vote of at least 75% of the outstanding shares of Company Common Stock, is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger and the other transactions expressly contemplated hereby.

     (ii) Properties. Except as disclosed in the Company Disclosure Schedule, each of the Company and its Subsidiaries: (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the Company SEC Documents as being owned by the Company or any of its Subsidiaries or acquired after the date thereof which are, individually or in the aggregate, material to the Company's and such Subsidiaries' business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all material Liens except (1) statutory liens securing payments not yet due and (2) such imperfections or irregularities of title, or other Liens (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (B) all real property mortgages and deeds of trust; and (ii) is the lessee of all real property leasehold estates listed in the Company Disclosure Schedule, which are all of the real property leasehold estates that are material to its and their respective business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is in full force and effect and is valid without material default (and the lessee has not received any notice of default, whether or not material) thereunder by the lessee or, to the Company's knowledge, the lessor.

     (jj) Trademarks and Related Contracts. The Company and each of its Subsidiaries has the right to do business in Maine or New York, as the case may be, under its corporate name, and each has the right to use (in each case, free and clear of any material Liens) all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted. To the best knowledge of the

Company: (i) the use of such patents, trademarks, trade names, service marks, copyrights, technology, know-how and processes by the Company and its Subsidiaries and authorized users does not infringe on the rights of any person; and (ii) no person is infringing on any right of the Company or any of its Subsidiaries, with respect to any such patents, trademarks, trade names, service marks, copyrights, technology, know-how or processes. The Company and its Subsidiaries are not in breach or violation in any material respect of any agreement relating to the use of any of the intellectual property identified in this provision, and they have not received any notification written or oral from any third party that there is any such violation, breach or inability to perform under any such agreement. Except as contained in the Company Disclosure Schedule, there are no agreements, written or oral, which in any material respect limit or otherwise relate to any rights by the Company, its shareholders, or an of its Subsidiaries to use any such intellectual property.

     (kk) Transactions with Affiliates. Except as set forth in the Company Disclosure Schedule and except for permitted dividends to the Company by ACIC, and for the payment in the ordinary course of business of compensation to the employees and directors of the Company and of ACIC, since September 30, 1998, neither the Company nor any of its Subsidiaries has engaged in any transaction with, or become obligated (financially or otherwise) to, any Affiliate of it.

          SECTION 3.02 Representations and Warranties of Parent and Sub. Parent represents and warrants to the Company as follows:

     (a) Organization, Standing and Corporate Power; Authority to Conduct Insurance Business. Each of Parent and the Other Parent Subsidiaries (as defined in Section 3.02(b)) is, and Sub will be, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has (or will have) all requisite corporate power and authority to carry on its business as now being (and in the case of Sub, will be) conducted. Each of Parent and the Other Parent Subsidiaries is, and Sub will be, duly qualified as a foreign corporation to do business, and is, and Sub will be, in good standing as a foreign corporation, in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified (individually or in the aggregate) would not have a Material Adverse Effect with respect to Parent, Sub and the Other Parent Subsidiaries. The Parent Disclosure Schedule contains (and in the case of Sub, will contain) complete, true and correct copies of Parent's Certificate of Incorporation and By-laws and the certificate of incorporation and by-laws of Sub and the Other Parent Subsidiaries, in each case as amended to the date of this Agreement. Each of the Other Parent Subsidiaries are duly licensed as an insurer in, and otherwise possesses all permits, consents and other governmental authorizations required for each of them to conduct the type of insurance business presently conducted by each of them, respectively, in each jurisdiction in which each of them is, respectively, conducting a business of insurance, except that Sub will be duly incorporated (but not otherwise licensed) as an insurer pursuant to the laws of the State of Maine. The Parent Disclosure Schedule contains a complete, true and correct list of all such licenses, permits, consents and other governmental authorizations, each of which is in full force and effect, and none of which are subject to any investigation or proceeding by any regulatory or other governmental agency, or before any court or administrative body having jurisdiction, that threatens or seeks to limit, suspend or revoke, or that may reasonably result in the limitation, suspension or revocation of any such license, permit, consent or other governmental authorization.

     (b) Subsidiaries. The only direct or indirect subsidiaries of Parent (other than Sub) are listed in the Parent Disclosure Schedule (collectively, the "Other Parent Subsidiaries"). When issued, all the outstanding shares of the capital stock of Sub will be, and all the outstanding shares of the capital stock of each Other Parent Subsidiary have been, validly issued and are (or will be) fully paid and nonassessable and are (or will be) owned (of record and beneficially) by Parent, free and clear of all Liens. Except for the ownership interests set forth in the Parent Disclosure Schedule, Parent does not own (and with respect to Sub will not own), directly or indirectly, any capital stock or other ownership interest, and does not have any option or other right to acquire any assets or equity or other ownership interest in any corporation, partnership, business association, joint venture or other entity.

     (c) Capital Structure. The authorized capital stock of Parent consists of 10,000,000 shares of common stock, par value $.50 per share, of which, 2,116,429 shares are issued and outstanding at the date of this Agreement. Except as set forth in the Parent Disclosure Schedule, no shares of capital stock or other equity securities of Parent are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Parent may vote. Except as set forth in the Parent Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. The authorized capital stock of Sub will consist of 100 shares of common stock, par value $0.01 per share, all of which will have been validly issued, will be fully paid and nonassessable and will be owned by Parent, free and clear of any Lien.

     (d) Duly Authorized; No Violation. Parent has all requisite corporate and other power and authority to enter into, execute and deliver this Agreement and, subject to the Parent Stockholder Approval with respect to the Merger, Parent has and Sub will have all requisite corporate and other power and authority to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent of the Merger and the other transactions contemplated hereby have been, and in the case of Sub will be, duly authorized by all necessary corporate action on the part of Parent and Sub, subject to the Parent Stockholder Approval. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against in accordance with its terms. The execution and delivery of this Agreement do not, and in the case of Sub will be, and the consummation of the Merger and other transactions contemplated hereby and thereby, and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or any "put" right with respect to, any obligation, or the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent, Sub or any of the other Parent Subsidiaries under: (i) the certificate of incorporation or by-laws of Parent or Sub or any Other Parent Subsidiary; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub or any Other Parent Subsidiary or their respective properties or assets or;
(iii) subject to the governmental filings and other matters referred to in the following sub-section, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Parent, Sub or any Other Parent Subsidiary or their respective properties or assets.

     (e) Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is (and in the case of Sub will be) required by or with respect to Parent, Sub or any Other Parent Subsidiary in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent and/or Sub, of any of the transactions contemplated hereby, except: (i) the filing of a pre-merger notification and report form by Parent under the HSR Act; (ii) the filing with the SEC of (x) the Joint Proxy Statement relating to the Parent Stockholder Approval and a registration statement on Form S-4, and (y) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (iii) the consents, approvals and other authorizations of Governmental Entities having jurisdiction over the insurance business of Parent, Sub and the Other Parent Subsidiaries (the "Parent Insurance Regulatory Agencies") set forth in the Parent Disclosure Schedule; (iv) the filing of the Articles of Merger with the Secretary of State of the State of Maine, and the filing of appropriate documents with the relevant authorities of other states in which Parent is qualified to do business; and (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be set forth in the Parent Disclosure Schedule.

     (f) SEC Filings. Parent has filed all material required reports, schedules, forms, statements and other documents with the SEC since December 31, 1996, and Parent has delivered or made available to the Company all reports, schedules, forms, statements and other documents filed with the SEC since such date (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent SEC Documents"). As of their respective dates, and except as otherwise amended or superseded by subsequently filed Parent SEC Documents, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents (including any and all consolidated financial statements included therein) as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the Parent Disclosure Schedule, and except to the extent amended or superseded by a subsequent filing with the SEC (a copy of which has been provided to the Company prior to the date of this Agreement), none of the Parent SEC Documents filed by Parent contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (g) Other Regulatory Filings; Deficiencies. Each of Parent and the Other Parent Subsidiaries has duly filed and otherwise provided all reports, data, other information and applications required to be filed with or otherwise provided (and in the case of Sub, to the extent required by applicable law, will duly file with and otherwise provide) to the Insurance Department of the State of New Jersey and (other than the SEC) all other governmental entities (including without limitation insurance departments and commissions) having jurisdiction over Parent, Sub or any Other Parent Subsidiary, and all required regulatory approvals in respect of such reports, data, other information and application are in full force and effect at the date hereof. Parent has furnished to the Company complete, true and correct copies of: (i) all reports of examination of Parent and each of the Other Parent Subsidiaries issued by any Parent Insurance Regulatory Agency (the "Parent Examination Reports"); (ii) all insurance holding company registration and annual reports filed with respect to Parent, Sub and each of the Other Parent Subsidiaries; (iii) all other regulatory filings by or in respect of Parent, Sub and each of the other Parent Subsidiaries; and (iv) all complaints filed with or by, or issued by, any Parent Insurance Regulatory Agency, and all other regulatory proceedings, of any nature initiated or pending with respect to Parent, Sub or any Other Parent
Subsidiaries ("Parent Complaints"), all within the five (5) year period immediately preceding the date of this Agreement. Except as set forth on the Parent Disclosure Schedule, during such five (5) year period, no deficiency material to the financial condition, operations, business or business prospects of Parent or any of the Other Parent Subsidiaries has been filed or asserted by any Parent Insurance Regulatory Agency in connection with any report or filing made by or otherwise with respect to, Parent or any of the Other Parent Subsidiaries. (each, a "Parent Deficiency Report" and collectively , the "Parent Deficiency Reports"). Parent has provided to the Company complete, true and correct copies of all written responses to: (x) all Parent Deficiency Reports;
(y) all Parent Examination Reports and Parent Complaints; and (z) the National Association of Insurance Commissioners regarding each Insurance Regulatory Information System (IRIS) financial ratio results as to, and all Risk Based Capital Reports as to, of each of Parent and the Other Parent Subsidiaries.

     (h) SEC Financial Statements; Undisclosed Liabilities. The consolidated financial statements of Parent included in the Parent SEC Documents comply with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and the Other Parent
Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except as set forth in the Parent Disclosure Schedule, at the date of the most recent audited financial statements of Parent included in the Parent SEC Documents, neither Parent, nor any Other Parent Subsidiary had, and since such date neither Parent, Sub nor any Other Parent Subsidiary has, incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Parent, Sub and/or the Other Parent Subsidiaries except:(i) as and to the extent reflected or reserved against on the financial statements contained in Parent's report on Form 10-Q for the three-month period ended September 30,1998; (ii) liabilities of a nature substantially similar to those reflected on those financial statements and incurred by Parent and the Parent Subsidiaries solely in the ordinary course of business consistent with past practice; and (iii) liabilities incurred and/or reserved against in connection with claims under insurance policies and annuities written and issued by Parent and/or the Other Parent Subsidiaries.

     (i) Other Financial Statements. (i) Parent has delivered to the Company complete, true and correct copies of all audited and unaudited quarterly, annual and other financial statements of Parent and each of the Other Parent Subsidiaries filed with any Parent Insurance Regulatory Agency during the five
(5) year period immediately preceding the date of this Agreement, together with all exhibits and schedules thereto (the "Parent Regulatory Financial
Statements"). Each of the Parent Regulatory Financial Statements has been prepared in accordance with SAP applied on a consistent basis during the periods involved, and fairly present the financial position, assets and liabilities of the Parent and the Other Parent Subsidiaries, respectively, as of the respective dates thereof and the results of their respective operations, changes in capital and surplus and cash flows for the respective periods then ended. Except as set forth on the Parent Disclosure Schedule, at the respective dates of the most recent of the Parent's and the Parent Subsidiaries' Regulatory Financial Statements, neither Parent nor any of the Other Parent Subsidiaries had, and since such respective dates neither the Company nor any of the Other Parent

Subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which (in the case of each of the Parent and the Other Parent Subsidiaries, individually, and in the case of the Parent and the Other Parent Subsidiaries on a consolidated basis) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect with respect to the financial condition, operations, business or business prospects of the Other Parent or any Parent Subsidiary except: (x) as and to the extent reflected or reserved against on the most recent of their respective Parent Regulatory Financial Statements, (y) liabilities of a nature substantially similar to those reflected on those financial statements and incurred by the Parent and the Other Parent Subsidiaries, as the case may be, solely in the ordinary course of business consistent with past practice; and (z) liabilities incurred and/or reserved against in connection with claims under insurance policies and annuities written and/or issued by the Parent and/or any of the Other Parent Subsidiaries, respectively.

          (ii) Since the respective dates of the most recent Parent Regulatory Financial Statements, there has been no material adverse change in the composition, nature or risk characteristics (credit quality of otherwise) of any of the Parent's or any Other Parent Subsidiaries' investment portfolios. Except as disclosed in the Parent Disclosure Schedule, the financial statements and reports delivered pursuant to this Section, or as otherwise referred to in this Agreement, neither the Parent nor any of the Other Parent Subsidiaries have any debts, obligations or liabilities, contingent or otherwise, that could materially adversely affect its or their financial condition, whether individually or on a consolidated basis.

          (iii) All reserves, due and uncollected premiums and other related items with respect to insurance contracts as established or reflected in the Parent Regulatory Financial Statements: (v) were determined in accordance with commonly accepted actuarial standards consistently applied, (w) were fairly stated in accordance with sound actuarial principles; (x) were based on actuarial assumptions which produce reserves as great as those called for in any contract provisions and the related reinsurance, coinsurance, and other similar contracts; (y) met the requirements of the insurance laws and regulations of each applicable jurisdiction, and of the National Association of Insurance Commissioners model regulations and actuarial guidelines, and all appropriate standards of practice as promulgated by the Actuarial Standards Board; and (z) were computed on the basis of assumptions consistent with those used in computing the corresponding items in the Parent Regulatory Financial Statements for the immediately preceding comparable period. Each of the Parent and the Other Parent Subsidiaries owns assets that quality as legal reserve assets under the insurance laws and regulations of each applicable jurisdiction in an amount at least equal to all such required reserves and other similar amounts.

     (j) Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent, Sub or any Other Parent Subsidiary for inclusion or incorporation by reference in: (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) the Joint Proxy Statement will, at the date it is first mailed to Parent's stockholders or at the time of the Parent Stockholder Meeting (as defined in Section 5.01(c)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the

Securities Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent, Sub or any Other Parent Subsidiary with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.


     (k) Absence of Certain Changes or Events. Except as disclosed in the Parent Disclosure Schedule, since the date of the most recent audited financial statements included in the Parent SEC Documents, Parent, and the Other Parent Subsidiaries have (and Sub will have) conducted their business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any Material Adverse Change with respect to their financial condition, operations, businesses or business prospects; (ii) any condition, event or other occurrence or circumstance which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on or give rise to a material adverse change with respect to Parent, Sub, or the Other Parent Subsidiaries or their respective financial condition, operations, businesses or business prospects; (iii) any condition, event or other occurrence or circumstance which could reasonably be expected to prevent or materially delay the ability of Parent and Sub to consummate the transactions contemplated by this Agreement; or (iv) any event which, if it had occurred following the execution and delivery of this Agreement, would not have been permitted by
Section 4.02 hereof without the Company's prior written consent.

     (l) Brokers. No broker, investment banker, financial advisor or other person other than Cochran, Caronia & Co. is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     (m) Opinion of Financial Advisor. Parent has received the opinion of Cochran Caronia & Co., dated the date of this Agreement, to the effect that the Merger and the issuance of up to the Stock Amount of the Parent Common Stock in connection with the Merger, taken as a whole, are fair, from a financial point of view, to Parent and the holders of the Parent Common Stock.

     (n) Required Parent Stockholder Vote. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions expressly contemplated hereby requires the affirmative vote of the holders of at least a majority of the shares of Parent Common Stock present in person or represented by proxy and entitled to vote at the Parent Stockholder Meeting. The stockholder action specified above is collectively referred to as the "Parent Stockholder Approval." Messrs. McWhorter, Lobeck and Swanner (who, presently in the aggregate, beneficially own more than 42% of the outstanding Parent Common Stock) have agreed to vote their shares in favor of this Agreement, the Merger, and each of the other transactions expressly contemplated hereby.

     (o) Interim Operations of Sub. Sub will be formed solely for the purpose of engaging in the transactions contemplated hereby and, in all material respects, will engage in no other business activities and will conduct its operations only as contemplated hereby.

     (p) Board Recommendation. The Board of Directors of Parent, at a meeting duly called and held, has:(i) determined that this Agreement and the transactions contemplated hereby, including the Exchange Ratio and the issuance of shares of Parent Common Stock in the Merger, are fair to and in the best interests of the stockholders of Parent; and (ii) resolved to recommend that the holders of the shares of Parent Common Stock approve this Agreement, the Merger, the issuance of shares of Parent Common Stock in connection with the Merger.

     (q) Tax Returns and Tax Payments. Parent and the Other Parent Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Parent or any of its subsidiaries is or has been a member, has timely filed all (and Sub will timely file) Tax Returns required to be filed by it and has paid (and with the case of Sub will pay) all Taxes shown thereon to be due, except to the extent that any such failure to file or pay could not reasonably be expected to have a Material Adverse Effect on Parent.

     (r) Litigation, Compliance With Law. (i) There are no suits, actions, counterclaims, proceedings or investigations pending or, to the knowledge of Parent, threatened in writing against Parent, Sub or the Other Parent Subsidiaries other than those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to Parent.

          (ii) The conduct of the business of each of Parent and the Other Parent Subsidiaries complies with (and in the case of Sub will comply with) all statutes, laws, regulations, ordinances, rules, permits, concessions, grants, franchises, licenses, other governmental authorizations and approvals, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures so to comply, if any, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to Parent.

     (s) Material Contract Defaults. Neither Parent, Sub nor any of the Other Parent Subsidiaries is, or has received any notice or has any knowledge that any other party is, in violation, default or unable to perform in any respect under any contract, agreement, or arrangement (whether oral or written) to which Parent, Sub or any of the Other Parent Subsidiaries is a party or by which it, they are any of its or their assets is bound, which is material to the business of Parent, Sub or any Other Parent Subsidiary, except for those violations, defaults or inabilities to perform which could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect with respect to Parent.

     (t) Assets. The assets, properties, rights and contracts, including (as applicable), title or leaseholds thereto, of Parent, Sub and the Other Parent Subsidiaries, taken as a whole, are sufficient to permit Parent, Sub and the Other Parent Subsidiaries to conduct their business as currently being conducted with only such exceptions as could not be reasonably expected to have a material adverse effect on Parent.

     (u) Trademarks and Related Contracts. Parent and each of the Other Parent Subsidiaries owns and/or is licensed to use, and Sub will own and/or be licensed to use, (in each case, free and clear of any Liens), all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to the condition (financial and other), business, or operations of the Company, except to the extent any such failure could not reasonably be expected to have a Material Adverse Effect on Parent.

     (v) Financial Capacity. Parent has, and at all times prior to the Effective Time of the Merger will maintain, sufficient financial capacity to enable it to perform its obligations under this Agreement, including without limitation the obligation to pay the Merger Consideration.

          SECTION 3.03 Continuing Disclosure. During the period commencing as of the date of this Agreement and ending at the Effective Time of the Merger, each of the Company and Parent shall, upon the happening of any event, occurrence or circumstance which if occurring or known to the Company or Parent (as the case may be) as of the date of this Agreement would have been required to be disclosed in its respective Disclosure Schedule in order to make the disclosures therein not misleading (or as to which a failure to disclose would be misleading), promptly amend its Disclosure Schedule by inclusion of such event, occurrence or circumstance and forward such amendment to the other party. Each of the Company and Parent shall have the right to amend its Disclosure Schedule in order to provide up-dated information or to correct prior, inadvertent errors therein.


                                   ARTICLE IV

            Covenants Relating to Conduct of Business Prior to Merger

         SECTION 4.01 As to the Company.

     (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise specifically required by the terms of this Agreement), the Company shall, and shall cause its Subsidiaries to, act and carry on its and their respective businesses only in the usual, regular and ordinary course of business consistent with past practice and, to the extent consistent therewith, use its and their reasonable best efforts to preserve intact its and their current business organizations, keep available the services of its and their current officers and employees and preserve its and~their relationships with brokers, agents, suppliers, advertisers and others having business dealings with it and them to the end that its and their goodwill and ongoing businesses shall be materially unimpaired at the Effective Time of the Merger. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, the Company shall not and shall not permit any of its Subsidiaries to, without the prior written consent of Parent, which consent will not be withheld without Parent stating its reason therefor:

          (i) (x) directly or indirectly declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (other than permitted dividends by ACIC); (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of any of its capital stock; or (z) except pursuant to Company Stock Options or as otherwise may be necessary to effectuate the provisions of Section 2.02 hereof, purchase, redeem or otherwise acquire any shares of any of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) authorize for issuance, issue, deliver, sell, transfer, pledge or otherwise encumber any shares of any of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into or exercisable or exchangeable for, or any rights (including without limitation any Company Stock Options other than those issued to Company Directors in accordance with past compensation practices pursuant to the resolutions of the Company's Board of Directors set forth as Exhibit B hereto), warrants, calls, commitments or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights);

          (iii) amend its articles of incorporation or by-laws;

          (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any material Lien or otherwise dispose of any of, close, discontinue or shut down its lines of business or insurance products, or any of its material properties or material assets;

          (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing; (y) amend the terms of any outstanding security in a manner that would increase its obligations thereunder; or (z) make any loans, advances or capital contributions to, or investments in, the Company, any Subsidiary of the Company or any other person;

          (vii) acquire or agree to acquire any capital assets other than replacements in ordinary course of having an aggregate value not in excess of $ 50,000 or make or agree to make any capital expenditures other than in respect of the foregoing;

          (viii) other than as set forth in Section 4.01(a)(xii), below, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of: (w) claims in respect of its insurance policies;
(x) other liabilities or obligations in the ordinary course of business consistent with past practice; (y) liabilities reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the SEC Documents; or (z) other claims, liabilities or obligations in an amount, individually, not in excess of $40,000, or waive, release, grant, or transfer any rights of material value or modify or change any existing material license, lease, contract or other document in any manner that would be material to the Company or any of its Subsidiaries or enter into any new contract, lease or license other than renewals in the ordinary course of business;

          (ix) adopt a plan of complete or partial liquidation, merger, consolidation, restructuring, recapitalization or reorganization, or resolutions providing for or authorizing any of the foregoing;

          (x) enter into any collective bargaining agreement, whether in the first instance or as a renewal of or successor to any prior collective bargaining agreement;

          (xi) change any accounting principle used by it, except for such changes as may be required to be implemented following the date of this Agreement pursuant to GAAP, SAP or rules and regulations of the SEC or any Company Regulatory Agency promulgated following the date hereof;

          (xii) settle or compromise any Action (whether or not commenced prior to the date of this Agreement), other than any settlement or compromise not in excess of amounts reserved therefor as of January 31, 1999, (provided that such settlement or compromise does not involve any material non-monetary obligations on the part of the Company), or if in excess of such reserved amounts, such excess is not greater than $40,000;

          (xiii) close, shut down or otherwise eliminate any of its facilities;

          (xiv) enter into (or commit to enter into) any new lease or amend or renew any existing lease or purchase or acquire or enter into any agreement to purchase or acquire any real estate or terminate any existing lease, other than leases for equipment (including without limitation any computer hardware or software) requiring an aggregate annual commitment not in excess of $40,000;

          (xv) change any Tax election, change any annual Tax accounting period, change any method of Tax accounting, file any amended Tax return, enter into any closing agreement relating to any material Tax, settle any material Tax claim or assessment surrender any right to claim a Tax refund or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, if such acts, either separately or in the aggregate, would have the effect of materially increasing the Tax liability of or materially reducing the Tax assets of the Company or any of its Subsidiaries or of Parent or any of its subsidiaries;

          (xvi) change the composition, fill any vacancies in or increase the size of the Company's Board of Directors; or

          (xvii) authorize any of, or commit or agree to take any of, the foregoing actions or, to the extent not enumerated in the foregoing, any action described in Section 3.01(u) hereof.

     (b) Changes in Employment Arrangements. Without the written consent of Parent, neither the Company nor any of its Subsidiaries shall (except as may be required in order to give effect to the requirements of Section 2.02) adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option (including by accelerating or altering the vesting thereof other than as required by the terms of the applicable plan or agreement) pension, retirement, deferred compensation, severance, change-in-control, fringe benefits, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any Benefit Plan or Employment Arrangement) for the benefit or welfare of any employee, director or former director or employee, increase the compensation, bonus or fringe benefits of any director, employee or former director or employee or pay any benefit not required by any existing plan, arrangement or agreement, except that the Company will be permitted to grant merit increases in salaries of employees (other than officers) at regularly scheduled times in customary amounts consistent with past practices.

     (c) Severance. Neither the Company nor any of its Subsidiaries shall grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof, other than so as to provide, in the event of termination upon the request or direction of Parent during the twelve (12)-month period beginning at the Effective Time of the Merger: (i) in the case of such termination of Graham Payne, Rebecca Cerny or David Drake, a lump sum severance payment in a amount equal to one-half of such individual's annual Company salary at the date of termination net of applicable payroll withholding taxes and similar charges; and (ii) in the case of any other salaried Company employee other than Robert G. Schatz and Ronald A. Libby, a lump sum severance payment in an amount equal to one-twelfth of such individual's annual Company salary at the date of termination net of applicable payroll withholding taxes and similar charges.

     (d) Transition. In order to facilitate the completion and occurrence of the Conditions Precedent set forth in Article VI hereof, and to facilitate an orderly transition of the business of the Company to a wholly owned subsidiary of Parent and to permit the coordination of their related perations on a timely basis, the Company shall (and shall cause its officers, directors and executive employees to) consult with and assist Parent on such strategic, operational and other matters as Parent may reasonably request, from time to time. Company shall make available to Parent at the Company's facilities office space in order to assist it in observing all operations and reviewing all matters concerning the Company's affairs. Without in any way limiting the provisions of Section 5.04, Parent, its subsidiaries, officers, employees, counsel, financial advisors and other representatives shall, upon reasonable notice to the Company, be entitled to review the operations and visit the facilities of the Company and its subsidiaries at all times as may be deemed reasonably necessary by Parent in order to accomplish the foregoing arrangement.

          SECTION 4.02 Conduct of Business of Parent. (a) During the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise specifically required by the terms of this Agreement), Parent shall, to the extent consistent with Parent's reasonable commercial judgment and to the extent material, use its reasonable best efforts to preserve intact its and its subsidiaries' current business organizations, keep available the services of their current officers and employees and preserve their relationships with brokers, agents, suppliers, advertisers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time of the Merger.

     (b) Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, Parent shall not, directly or indirectly, without the prior written consent of the Company (which consent will not be unreasonably withheld or delayed): (i) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, consolidation, restructuring, recapitalization or reorganization; (ii) dispose of any material portion of its assets except in the ordinary course of business; (iii) declare or pay any cash dividend that would reasonably be expected to materially depress the market price of the Parent Common Stock or materially reduce Parent's stockholders' equity from such stockholders' equity as set forth on the most recent Parent SEC Financial Statements; or (iv) suffer any Material Adverse Change.


                                    ARTICLE V

                              Additional Agreements

          SECTION 5.01 Preparation of Form S-4 and the Joint Proxy Statement; Stockholder Meetings. (a) Promptly following the execution of this Agreement, the Company and Parent shall prepare and file with the SEC the Joint Proxy Statement, and Parent shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders, and Parent will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to Parent's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. The information provided and to be provided by Parent, Sub and the Company, respectively, for use in the Form S-4 shall, at the time the Form S-4 becomes effective and on the dates of each of the Company Stockholder Meeting and the Parent Stockholder Meeting, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and the Company, Parent and Sub each agree to correct immediately upon the discovery thereof any information provided by it for use in the Form S-4 which shall have become false or misleading.

     (b) The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held within 45 days after the Form S-4 becomes effective, for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. The Board of Directors of the Company shall not be permitted to withdraw, amend or modify in a manner adverse to Parent such recommendation (or announce publicly its intention to do so), except that prior to the date of the Company Stockholder Meeting, the Board of Directors shall be permitted to withdraw, amend or modify its recommendation (or publicly announce its intention to do so) but only if: (i) the Company has complied with Section 5.11; (ii) an Alternative Transaction (as defined in Section 7.01) shall have been proposed by any person other than Parent or its Affiliates; (iii) the Company shall have notified Parent of such Alternative Transaction at least five
(5) business days in advance of such withdrawal,  amendment or modification; and
(iv) the Board of Directors of the Company (or an independent committee thereof) shall have determined in its good faith judgment that such Alternative Transaction is more favorable to the Company's stockholders than this Agreement and the Merger and, as a result, the Board of Directors of the Company shall have determined in good faith, consistent with the written opinion of Verrill & Dana LLP, or another law firm of recognized reputation and standing retained by the Company ("Company Counsel"), that it is obligated by its fiduciary duties under applicable law to modify, amend or withdraw such recommendation; provided that no such withdrawal, amendment or modification shall be made unless the Company shall have delivered to Parent in accordance with Section 5.11(b) a written notice advising Parent that the Board of Directors of the Company has received a proposal for an Alternative Transaction, describing the material terms thereof, and identifying the person making such proposal.

     (c) Unless the Board of Directors of the Company shall take any action permitted by the third sentence of paragraph (b) above, Parent shall cause a meeting of its stockholders (the "Parent Stockholder Meeting") to be duly called and held within 45 days after the Form S-4 becomes effective, for the purpose of voting on the Merger and on the issuance of shares of Parent Common Stock in connection with the transactions contemplated hereby. At such meeting, the Board of Directors of Parent shall recommend approval by Parent's stockholders of the Merger and such issuance of shares of Parent Common Stock. Nothing contained in this Section 5.01(c) shall prohibit Parent from making any disclosure to Parent's stockholders if, in the good faith judgment of the Board of Directors of Parent, upon the advice of counsel, failure to make such disclosure would be inconsistent with applicable laws.

     (d) The recommendations of the Boards of Directors of Parent and the Company referred to in paragraphs (b) and (c) above, together with copies of the opinions referred to in Sections 3.01(gg) and 3.02(m), shall be included in the Joint Proxy Statement. Parent and the Company will use reasonable efforts to hold the Company Stockholder Meeting and the Parent Stockholder meeting on the same day.

     (e) The Company will cause its transfer agent to make the stock transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this Agreement.

          SECTION 5.02 Letter of the Company's Accountants. The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter of the Company's independent public accountants, dated a date within two (2) business days before the date on which the Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with the Company's efforts to obtain such letter, if requested by Pricewaterhouse Coopers, LLP, Parent shall provide a representation letter to Pricewaterhouse Coopers, LLP, complying with SAS 72, if then required.

          SECTION 5.03 Letter of Parent's Accountants. Parent shall use its reasonable best efforts to cause to be delivered to the Company a letter of Parent's independent public accountants, dated a date within two (2) business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with the Parent's efforts to obtain such letter, if requested by Pricewaterhouse Coopers, LLP, the Company shall provide a representation letter to Pricewaterhouse Coopers, LLP, complying with SAS 72, if then required.

          SECTION 5.04 Access to Information, Confidentiality. (a) The Company shall, and shall cause its Subsidiaries and its and their respective officers, employees, counsel, financial advisors and other representatives, to afford to Parent and its representatives reasonable access during normal business hours during the period prior to the Effective Time of the Merger to its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause its Subsidiaries and its and their respective officers, employees and representatives to, furnish promptly to Parent: (i) a copy of each report, schedule, registration statement and other document filed by it or any of them during such period with any Company Insurance Regulatory Agency, the SEC, any state securities agency or commission, or any other Governmental Entity; and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request.

     (b) During the period prior to the Effective Time of the Merger, Parent shall provide the Company and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable the Company to confirm the accuracy of the representations and warranties of Parent set forth herein and compliance by Parent and Sub of their obligations hereunder, and, during such period, Parent shall, and shall cause its subsidiaries, officers, employees and representatives to, furnish promptly to the Company:(i) a copy of each report, schedule, registration statement and other document filed by it during such period with any Parent Insurance Regulatory Agency, the SEC, any state securities agency or commission, or any other Governmental Entity; and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request.

     (c) The foregoing shall not require Parent or the Company to share any information with respect to legal proceedings that could reasonably be expected to give rise to a waiver of attorney-client privilege.

     (d) Parent will hold, and will cause its directors, officers, employees, accountants, counsel, financial advisors and other representatives to hold, any nonpublic information of the Company in confidence to the extent required by, and in accordance with, the provisions of the letter-agreement dated December 31, 1998, between Parent and the Company (the "Confidentiality Agreement"). The Company will hold, and will cause its directors, officers, employees, accountants, counsel, financial advisors and other representatives to hold, any nonpublic information of Parent in confidence to the extent required by, and in accordance with, the provisions of the letter-agreement dated January 29, 1999, between Parent and the Company.

     (e) No investigation pursuant to this Section 5.04 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

          SECTION 5.05 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, without limitation: (i) promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including, without limitation, parties to loan agreements or other debt instruments, in connection with the transactions contemplated by this Agreement, including the Merger, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and timely seeking to obtain any such consents, approvals, permits or authorizations. Parent and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Merger. In connection with any tax opinion described in the Joint Proxy Statement, Parent, Sub and the Company agree to deliver the letters of representation referred to therein, reasonable under the circumstances as to their present intention and present knowledge.

          SECTION 5.06 Fees and Expenses; Certain Payments Upon Termination.

     (a) Except as set forth in Schedule 5.06(a), all fees and expenses incurred in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that other than the registration fee for the Form S-4, investment banking fees and expenses, and mailing and other distribution costs of the Joint Proxy Statement, Parent and the Company shall share equally all fees and expenses, other than accountants' and attorneys' fees, incurred in connection with the printing and filing of the Joint Proxy Statement (including any preliminary materials related thereto) and the Form S-4 (including financial statements and exhibits) and any amendments or supplements thereto. Parent shall pay the filing fee for any filing under the HSR Act.

     (b) (i) In the event Parent terminates this Agreement other than: (A) pursuant to any of Sections 7.01(a), 7.01(b), 7.01(c), 7.01(d), 7.01 (i) or
7.01(j); or (B) upon the happening of the events described in Section 5.06(c), then Parent shall promptly pay the sum of $200,000 to the Company.


          (ii) In the event the Company  terminates  this Agreement  other than:
(A) pursuant to any of Sections 7.01(a),  7.01(b),  7.01(c), 7.01(e) or 7.01(h);
or (B) upon the happening of the events described in Section 5.07(c), then the Company shall promptly pay the sum of $200,000 to Parent.

     (c) Upon the happening of all of the following events:


          (i) an Alternative Transaction (as defined in Section 7.01) is commenced, disclosed, proposed or otherwise communicated to the Company at any time on or after the date of this Agreement; and

          (ii) the Board of Directors of the Company, in accordance with Section 5.01(b) hereof or otherwise, withdraws or modifies it approval and/or recommendation of this Agreement or of the Merger, approves or recommends such Alternative Transaction, or enters into an agreement with respect to such Alternative Transaction; and

          (iii) this Agreement is terminated pursuant to Section 7.01(f) or 7.01(g), then the Company shall promptly pay to Parent the sum of $300,000.

     (d) All transfer, documentary, sales, use, registration, stock transfer Taxes and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest and additions to Tax) incurred prior to the Closing in connection with this Agreement and the transactions contemplated hereby, shall be paid by the Company and the Company shall timely make all filings, returns, reports and forms as may be required prior to the Closing to comply with the provisions of such Tax laws.

          SECTION 5.07 Public Announcements. Parent and, Sub, on the one hand, and the Company, on the other hand, will consult with each other before holding any press conferences or analyst calls and before issuing any press releases. The parties will provide each other the opportunity to review and comment upon, any press release with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release prior to such consultation, except as may be required by applicable law, judicial or binding administrative order, or by obligations imposed by NASDAQ.

          SECTION 5.08. Insider Trading. The Company and its Subsidiaries shall comply with and shall use their best efforts to cause their respective officers, directors, agents, representatives, advisors and employees to comply with, the provisions regarding the trading of Parent securities set forth in the fourth paragraph of the letter-agreement between Parent and the Company dated December 31, 1998. The Company has no direct or indirect beneficial ownership of any Parent Common Stock and (except with the consent of Parent, which may be withheld for any reason or no reason) shall not acquire beneficial ownership of any Parent Common Stock. Parent has no direct or indirect beneficial ownership of any Company Common Stock and (except with the consent of the Company, which may be withheld for any reason or no reason) shall not acquire beneficial ownership of any Company Common Stock except pursuant to the Merger.

          SECTION 5.09. Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NASDAQ stock market, subject to official notice of issuance, prior to the Closing Date.

          SECTION 5.10. Certain Provisions. The Company shall not take, and shall not permit any of its affiliates to take, any action which would require or permit, or could reasonably be expected to require or permit, the Company or any other person or entity to treat Parent or Sub, in acting pursuant to and as permitted by this Agreement, as an "interested stockholder" with whom the Company is prevented for any period pursuant to Section 611-A of the MBCA from engaging in any "business combinations (as defined in Section 611-A of the MBCA) or take any action (including any charter or by-law amendment) that has the effect of rendering Section 611-A of the MBCA applicable to Parent or any of its subsidiaries. The Company shall not, and shall not permit any of its affiliates to, announce or disclose the Company's or such affiliate's intention to take any such action or to treat Parent or Sub as such an "interested stockholder". In the event that there shall be instituted or pending any action or proceeding before any Governmental Entity to which the Company is a party claiming or seeking a determination, directly or indirectly, that the Company is prevented for any period pursuant to Section 611-A of the MBCA from engaging in any "business combination" with Parent or Sub, the Company shall take the position that the Company is not so prevented. The Company shall, upon the request of Parent, take all reasonable steps to assist in any challenge by Parent or Sub to the validity or applicability to the transactions contemplated by this Agreement, including the Merger, or the transactions contemplated by any of the foregoing, of any state law.

          SECTION 5.11. No Solicitation.

     (a) From and after the date of this Agreement, the Company shall not, directly or indirectly, through any officer, director or employee of, or any investment banker, attorney or other advisor to, or other representative or agent of the Company or any of its Subsidiaries or otherwise: (i) solicit, initiate or encourage any inquiry, offer or proposal, or any indication of interest from, any Third Party (as defined below), regarding any direct or indirect merger, or any acquisition or purchase of substantial assets, 10% or more of the voting securities of the Company (including by way of a tender offer) or similar transaction involving the Company or any Subsidiary of the Company other than the Merger (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal") or (ii) participate in negotiations or discussions concerning, or provide to any Third Party any information relating to, or take any action to, facilitate or encourage any inquiry, proposal or other effort by, on the part of or on behalf of, any Third Party that constitutes or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that prior to the Effective Time of the Merger, the Company may participate in negotiations or discussions with, and provide information to, any Third Party concerning an Acquisition Proposal submitted in writing by such person to the Board of Directors of the Company after the date of this Agreement if: (A) such Acquisition Proposal was not solicited, initiated or encouraged in violation of this Agreement; (B) the Board of Directors of the Company (or an independent committee thereof), in good faith, and after taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal and of such Third Party, determines that such Acquisition Proposal is: (1) reasonably capable of resulting in, and reasonably likely to result in, a completed Alternative Transaction; and (2) is (from a financial point of view) more favorable to the Company's Stockholders than the Merger; and
(C) the Board of Directors of the Company (or an independent committee thereof) determines in good faith, after consultation with and consistent with the written opinion of Company Counsel, that it is necessary to do so in order not to violate its fiduciary duties to the Company's stockholders under applicable law. Nothing contained in this Section 5.11 shall prohibit the Board of Directors of the Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; provided that the Board shall not recommend that the stockholders of the Company tender or exchange any shares of Company Common Stock in connection with such tender or exchange offer unless failing to take such action would constitute a breach of the Board's fiduciary duties under applicable law.

     (b) The Company shall notify Parent as promptly as practicable if any Acquisition Proposal is made and shall in such notice indicate in reasonable detail the identity of the person making such Acquisition Proposal and the terms and conditions of such Acquisition Proposal and shall keep Parent promptly advised of all developments which could reasonably be expected to culminate in the Board of Directors withdrawing, modifying or amending its recommendation of the Merger and the other transactions contemplated by this Agreement. A copy of the aforementioned opinion of Company Counsel (or a draft thereof, with a signed copy to follow promptly after delivery to the Board of Directors of the Company) shall be delivered to Parent not later than the day before such Board (or Independent Committee thereof) meets to take action on any Acquisition Proposal; provided, however, that such opinion or draft as delivered to Parent may exclude any portion which Company Counsel determines to be a privileged attorney-client communication.

     (c) If, pursuant to the proviso to Section 5.11(a)(ii), the Company provides nonpublic information to a person who makes an Acquisition Proposal, the Company shall require such person to enter into a confidentiality agreement substantially similar to the Confidentiality Agreement as a condition to and before providing any such information.

     (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent and Sub) conducted heretofore with respect to any Acquisition Proposal. The Company agrees not to release (by waiver or otherwise) any third party from the provisions of any confidentiality or standstill agreement to which the Company is a party.

     (e) The Company shall ensure that the officers, directors and relevant employees of the Company and its Subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 5.11.

          SECTION 5.12 Maintenance of Benefit Plans. The Company Benefit Plans set forth in Schedule 5.12 shall either be maintained for a period of not less than twelve (12) months beginning at the Effective Time of the Merger or, if not so maintained, shall be replaced by benefit plans no less favorable to the eligible participants therein than the Benefit Plans listed in Schedule 5.12.

                                   ARTICLE VI

                              Conditions Precedent

          SECTION 6.01 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

     (b) Parent Stockholder Approval. The Parent Stockholder Approval shall have been obtained.

     (c) NASDAQ Listing. The shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement (including shares issuable upon the exercise of options) shall have been approved for listing on the NASDAQ stock market, subject to official notice of issuance.

     (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition enjoining or preventing the consummation of the Merger shall be in effect.

     (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness thereof shall be in effect and no procedures for such purpose shall be pending before or threatened by the SEC.

     (f) Due Organization of Sub; Approval of Merger. Sub shall have been duly incorporated and organized as a Maine insurance corporation, and the Directors and Shareholders of Sub shall have duly approved the Merger.

          SECTION 6.02 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction (or waiver by Parent) of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date). Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect set forth in this paragraph.

     (b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

     (c) Authorization. All corporate action necessary to authorize the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by the Company and the stockholders of the Company, respectively, and the Company shall have furnished Parent with copies of all applicable resolutions adopted by the Board of Directors and stockholders of the Company, certified by the Secretary of the Company.

     (d) Approval and Consents. The waiting period, if any, pursuant to the HSR Act shall have expired or shall have been terminated without objection, and all necessary approvals of the insurance departments of the States of Maine, New York, and New Jersey and the insurance departments of all other states and jurisdictions having jurisdiction over Parent, Sub, the Company and their respective subsidiaries, and all other consents of any person listed on Schedule 6.02(d) required to permit the consummation of the transactions contemplated by this Agreement without any violation by Parent, Sub, the Company or their respective subsidiaries of any law or obligation, shall have been obtained and such approvals and consents shall not contain any materially burdensome conditions or requirements on or applicable to Parent, Sub, the Company or any of their respective subsidiaries.


     (e) No Litigation. There shall not be pending or threatened any material suit, action or proceeding: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or, on the basis of or as a result of the Merger or any of the other transactions contemplated by this Agreement (and except as to the rights of Dissenting Shares), seeking to obtain from Parent or any of its subsidiaries any damages that are material in relation to Parent and its subsidiaries taken as a whole; (ii) on the basis of or as a result of the Merger or any of the other transactions contemplated by this Agreement seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries; (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock or Common Stock of the Surviving Corporation, including the right to vote the Company Common Stock or Common Stock of the Surviving Corporation on all matters properly presented to the stockholders of the Company or the Surviving Corporation, respectively; or
(iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or its subsidiaries.

     (f) Legal Opinion. Parent shall have received the opinion of Verrill & Dana LLP, as to such matters as may be reasonably requested by Parent.

     (g) No Adverse Change. Since September 30, 1998, there shall not have been, occurred or arisen any Material Adverse Change in, or any event, development, transaction, condition or state of facts of any character (including without limitation any damage, destruction or loss not covered by insurance or reinsurance) that individually or in the aggregate has or can reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. For purposes of this Agreement: (i) a reduction in the Company's direct premiums inforce shall not be deemed to have a Material Adverse Effect if the amount thereof, as so reduced, is equal to or exceeds ninety (90%) percent of the Company's direct premiums inforce at December 31, 1998, as set forth in the Company Regulatory Financial Statement for the period ended December 31, 1998; (ii) the termination of any insurance agent relationship with the Company at any time on or after January 1, 1999, shall not be deemed to have a Material Adverse Effect if all such former agents, taken as a group, accounted for less than ten (10%) percent of the Company's direct premiums inforce at December 31, 1998, as set forth in the Company Regulatory Financial Statement for the period ended December 31, 1998; (iii) a reduction in the value of the Investment Assets shall not be deemed to have a Material Adverse Effect if such reduction would not have the effect of reducing by more than ten (10%) percent the Company's (and its Subsidiaries') surplus as regards its policyholders if those investments were sold; (iv) a reduction in the operating results of the Company shall not be deemed to have a Material Adverse Effect if such reduction would not result in the reduction of the Company's surplus as regards its policyholders of more than ten (10%) percent from such surplus at December 31, 1998, as set forth in the Company Regulatory Financial Statements for the period ended December 31, 1998; and (v) changes in Company reinsurance policies shall not be deemed to have a Material Adverse Effect if the new or amended policies will terminate upon the consummation of the Merger or are terminable by the Company on not more than ninety (90) days' prior written notice, effective upon the expiration of such notice period.

     (h) Clerk's Certificates. Parent shall have received from the Company: (i) a certificate dated the Closing Date from the Company's Clerk attaching (A) a copy of the Company's Articles of Incorporation certified by the Secretary of State of the State of Maine, which certification shall be dated not more than ten (10) days prior to the Closing Date, (B) a copy of the Company's Bylaws, and
(C) a Good Standing Certificate for the Company from the Secretary of State of the State of Maine, which Certificate shall be dated no more than ten (10) days prior to the Closing Date; and (ii) a certificate dated the Closing Date from the Secretary of each Subsidiary of the Company attaching (A) a copy of such Subsidiary's Articles of Incorporation, certified by the Secretary of State of the state of its incorporation, which certification shall be dated not more than ten (10) days prior to the Closing Date, (B) a copy of such Subsidiary's Bylaws,
(C) a Good Standing Certificate for such Subsidiary from the Secretary of the State of the state of its incorporation, which Certificate shall be dated no more than ten (10) days prior to the Closing Date; and (iii) Certificates of Status and Authority for the Company and each Subsidiary of the Company from the Department of Insurance of each state in which it or they is or are conducting an insurance business.

          SECTION 6.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver by the Company) of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Parent and set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date). The Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to the effect set forth in this paragraph.

     (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects the obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

     (c) No Litigation. There shall not be pending or threatened any suit, action or proceeding: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; or (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, on the basis of or as a result of the Merger or any of the other transactions contemplated by this Agreement.

     (d) Approvals and Consents. The waiting period, if any, pursuant to the HSR Act shall have expired or shall have been terminated without objection, and all necessary approvals of the insurance departments of the States of Maine, New York and New Jersey, and the insurance departments of all other states or jurisdictions having jurisdiction over Parent, Sub, the Company and their respective subsidiaries, and all other consents of any other person listed on
Schedule 6.03(d) required to permit the consummation of the transactions contemplated by this Agreement without any violation by Parent, Sub, the Company or their respective subsidiaries of any law or obligation, shall have been obtained.

     (e) Legal Opinion. The Company shall have received the opinion of Sills Cummis Radin Tischman Epstein & Gross, P.C. as to such matters as the Company shall reasonably request.

     (f) Authorization. All corporate action necessary to authorize the execution, delivery and performance by Parent and Sub of this Agreement, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by Parent, Sub and the stockholders of Parent and Sub, respectively, and Parent and Sub shall have furnished the Company with copies of all applicable resolutions adopted by their respective Boards of Directors and their respective stockholders, certified in each case by the Secretary of Parent and Sub, respectively.

     (g) Deposit with Exchange Agent. There shall have been deposited with the Exchange Agent the Merger Consideration in accordance with Section 2.03.

     (h) Secretary's Certificates.  The Company shall have received from Parent:
(i) a certificate dated the Closing Date from the Parent's Secretary attaching a Good Standing Certificate from the Department of Treasury of the State of New Jersey and a Good Standing Certificate for Sub from the Secretary of State of the State of Maine, which certificates shall be dated no more than ten (10) days prior to the Closing Date; and (ii) a certificate dated the Closing Date from the Secretary of Sub attaching a copy of Sub's By-laws; and (iii) Certificates of Status and Authority for Sub from the Department of Insurance of each state in which it or they is or are conducting an insurance business.

     (i) No Adverse Change. Since December 31, 1998, there shall not have been, occurred or arisen any Material Adverse Change in, or any event, development, transaction, condition or state of facts of any character (including without limitation any damage, destruction or loss not covered by insurance or reinsurance) that individually or in the aggregate has or can reasonably be expected to have a Material Adverse Effect on the Parent and the Other Parent Subsidiaries, taken as a whole. For purposes of this Agreement: (i) a reduction in Parent's direct premiums inforce shall not be deemed to have a Material Adverse Effect if the amount thereof, as so reduced, is equal to or exceeds ninety (90%) percent of Parent's direct premiums inforce at December 31, 1998, as set forth in the Parent Regulatory Financial Statement for the period ended December 31, 1998; (ii) the termination of any insurance agent relationship with

Parent at any time on or after January 1, 1999, shall not be deemed to have a Material Adverse Effect if all such former agents, taken as a group, accounted for less than ten (10%) percent of the Parent's direct premiums inforce at December 31, 1998, as set forth in the Parent Regulatory Financial Statement for the period ended December 31, 1998; (iii) a reduction in the value of the Parent investment assets shall not be deemed to have a Material Adverse Effect if such reduction would not have the effect of reducing by more than ten (10%) percent Parent's (and its Subsidiaries') surplus as regards its policyholders if those investments were sold; (iv) a reduction in the operating results of the Parent shall not be deemed to have a Material Adverse Effect if such reduction would not result in the reduction of Parent's surplus as regards its policyholders of more than ten (10%) percent from such surplus at December 31, 1998, as set forth in the Parent Regulatory Financial Statements for the period ended December 31, 1998; and (v) changes in Parent reinsurance policies shall not be deemed to have a Material Adverse Effect if the new or amended policies will terminate upon the consummation of the Merger or are terminable by Parent on not more than ninety
(90) days' prior written notice, effective upon the expiration of such notice period.




                                   ARTICLE VII

                        Termination, Amendment and Waiver


          SECTION 7.01 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Merger, and, except as otherwise provided below, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company or Parent:

     (a) by mutual written consent of Parent and the Company; or

     (b) by either Parent or the Company if any Governmental Entity (including without limitation any Insurance Department of any state having jurisdiction over Parent, Sub, the Company or any of their respective subsidiaries) within the United States or any country or other jurisdiction in which either the Company or Parent, directly or indirectly, has material assets or operations shall have: (i) issued a determination, order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger, or (ii) (in the case of any approval of or consent to the Merger by any Governmental Entity which is required as a condition to the Closing hereunder) issued a decision or determination not to give such approval or consent, and such decision, determination, order, decree. ruling or other action shall have become final and nonappealable; or

     (c) by either Parent or the Company if the Merger shall not have been consummated on or before July 15, 1999, (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time of the Merger); or

     (d) by Parent, if any required approval of the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof, or

     (e) by the Company, if any required approval of the stockholders of Parent shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

     (f) by Parent, if prior to the Company Stockholder Meeting, the Board of Directors of the Company shall have: (i) withdrawn, modified or amended in any respect adverse to Parent or Sub its approval or recommendation of this Agreement, the Merger or any of the other transactions contemplated herein or resolved to do so; or (ii) recommended an Alternative Transaction from a person other than Parent or any of its affiliates or resolved to do so; or

     (g) by the Company, prior to the Effective Time of the Merger, if any person (other than Parent or any of its affiliates) shall have proposed an Alternative Transaction (A) that the Board of Directors of the Company determines in its good faith judgment is more favorable to the Company's stockholders than this Agreement and the Merger and (B) as a result of which the Board of Directors of the Company determines in good faith, based upon the advice of Company Counsel, that it is obligated by its fiduciary obligations under applicable law to terminate this Agreement, provided that such termination under this Section 7.01(g) shall not be effective until the Company has made the payment required by Section 5.06; or

     (h) by the Company, if, prior to the Effective Time of the Merger, there shall have been a material breach of any covenant or agreement on the part of Parent or Sub contained in this Agreement which materially adversely affects Parent's or Sub's ability to consummate the Merger or any of the other transactions contemplated herein and which shall not have been cured prior to the date 10 business days following notice of such breach; or

     (i) by Parent, if, prior to the Effective Time of the Merger, there shall have been a breach of any covenant or agreement on the part of the Company contained in this Agreement which is reasonably likely to have a Material Adverse Effect with respect to the Company or which materially adversely affects (or materially delays) the consummation of the Merger or any of the other transactions contemplated herein and which shall not have been cured prior to the date 10 business days following notice of such breach; or

     (j) by Parent, if, at any time at or after the date of this Agreement, Parent directly or indirectly discovers, has disclosed to it or otherwise learns or becomes aware of any circumstance, occurrence, fact or event which (either alone or in conjunction with any other extant circumstance, occurrence, fact or event): (i) causes or can reasonably be expected to cause the consummation of the Merger to have a Material Adverse Effect on Parent, Sub, any Other Parent Subsidiary or the Surviving Corporation; (ii) is materially inconsistent in an adverse manner from any of the warranties and representations of the Company contained herein; (iii) would cause any of such representations and warranties to be materially misleading, incomplete or otherwise inaccurate; or (iv) deviate materially and adversely from the Company's latest audited financial statements (or any subsequent audited financial statements prepared prior to the Effective Time of the Merger).

     As used herein, "Alternative Transaction" means any of: (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Parent and/or its affiliates (a "Third Party") acquires or would acquire more than 10% of the then outstanding shares of Company Common Stock, whether from the Company or pursuant to a tender offer or exchange offer or otherwise; (ii) any direct or indirect acquisition or proposed acquisition of the Company or any of its significant subsidiaries by means of a merger or other business combination transaction (including any so-called "merger of equals" and whether or not the Company or any of its significant subsidiaries is the entity surviving any such merger or business combination transaction); or (iii) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company and any entity surviving any merger or business combination including any of them) of the Company or any of its subsidiaries having a fair market value equal to more than 10% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction.

          SECTION 7.02 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, except as otherwise provided herein. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

          SECTION 7.03 Amendment. Any provision of this Agreement may be amended or waived prior to the Effective Time of the Merger (whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company or Parent) if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of: (i) the Company, there shall be made no amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders; and (ii) Parent, there shall be made no amendment that by law requires further approval by the stockholders of Parent without the further approval of such stockholders.

          SECTION 7.04 Extension: Waiver. At any time prior to the Effective Time of the Merger, the parties may: (i) extend the time for the performance of any of the obligations or other acts of the other parties; (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; or (iii) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 7.05 Procedure for Termination. Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to
Section 7.04 shall, in order to be effective, comply with Section 5.11 and require, in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                  ARTICLE VIII

                               General Provisions


          SECTION 8.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

          SECTION 8.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)       if to Parent or Sub, to

                    Motor Club of America
                    95 Route 17 South
                    Paramus, New Jersey 07653-0931

                    Attention: Stephen A. Gilbert

     with a copy to:

                    Sills Cummis Radin Tischman
                    Epstein & Gross, P.C.
                    One Riverfront Plaza
                    Newark, New Jersey 07102-5400

                    Attention: Stanley U. North, III, Esq.

          (b)       if to the Company, to

                    North East Insurance Company
                    482 Payne Road
                    Scarborough, Maine 04070 - 1478

                    Attention: Robert G. Schatz
     with copies to:

                    Verrill & Dana, LLP
                    One Portland Square
                    Portland, Maine 04112-0586

                    Attention: Gregory Fryer, Esq.


          SECTION 8.03 Definitions. For purposes of this Agreement:

     (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

     (b) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company or Parent, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of Parent to the consummation of the Merger);

     (c) "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

     (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

          SECTION 8.04 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 8.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.06 Entire Agreement, No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement, other than Section 5.12, is not intended to confer upon any person other than the parties any rights or remedies.


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          SECTION 8.07 Governing  Law. This Agreement  shall be governed by, and construed in accordance with, the laws of the state of New Jersey, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 8.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct wholly owned subsidiary of Parent pursuant to Section 1.01, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.09 Enforcement: Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New Jersey or any New Jersey state court, this being in addition to any other remedy to which they are entitled at law or in equity. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in any Federal court located in the State of New Jersey or any New Jersey state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of New Jersey. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in
Section 8.02, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

          SECTION 8.10. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.






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          IN WITNESS WHEREOF,  Parent and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                       MOTOR CLUB OF AMERICA



                                       By:________________________________
                                       Name:
                                       Title:



                                       NORTH EAST INSURANCE COMPANY



                                       By:________________________________
                                       Name:
                                       Title:














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